                                                                     EXHIBIT 10

                                                                  EXECUTION COPY
================================================================================

                               CREDIT AGREEMENT


                                  dated as of


                                 June 3, 1999


                                     among


                                RCN CORPORATION


                          The Borrowers named herein


                           The Lenders Party hereto


                                      and


                           THE CHASE MANHATTAN BANK,
                                   as Agent

                          ___________________________

                            CHASE SECURITIES INC.,
                       as Lead Arranger and Book Manager

                          ___________________________

                DEUTSCHE BANK A.G., MERRILL LYNCH CAPITAL CORP.
                      AND MORGAN STANLEY SENIOR FUNDING,
                            as Documentation Agents

================================================================================

TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
                                   ARTICLE I

                                  Definitions
                                  -----------

SECTION 1.01.  Defined Terms                                                                1
SECTION 1.02.  Classification of Loans and Borrowings                                      31
SECTION 1.03.  Terms Generally                                                             31
SECTION 1.04.  Accounting Terms; Adjusted Accounting Principles                            32

                                  ARTICLE II

                                  The Credits
                                  -----------

SECTION 2.01.  Commitments                                                                 32
SECTION 2.02.  Loans and Borrowings                                                        33
SECTION 2.03.  Requests for Borrowings                                                     34
SECTION 2.04.  Letters of Credit                                                           35
SECTION 2.05.  Funding of Borrowings                                                       40
SECTION 2.06.  Interest Elections                                                          41
SECTION 2.07.  Termination and Optional Reduction of Commitments                           43
SECTION 2.08.  Repayment of Loans; Evidence of Debt                                        44
SECTION 2.09.  Automatic Revolving Commitment   Reductions; Amortization of Term Loans     45
SECTION 2.10.  Prepayment of Loans                                                         46
SECTION 2.11.  Tranche B Facility Prepayment Fee                                           48
SECTION 2.12.  Fees                                                                        49
SECTION 2.13.  Interest                                                                    50
SECTION 2.14.  Alternate Rate of Interest                                                  51

SECTION 2.15.  Increased Costs                                                             52
SECTION 2.16.  Break Funding Payments                                                      54
SECTION 2.17.  Taxes                                                                       54
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-Offs                 57
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders                              59

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.  Organization; Powers                                                        60
SECTION 3.02.  Authorization; Enforceability                                               60
SECTION 3.03.  Governmental Approvals; No Conflicts                                        61
SECTION 3.04.  Financial Condition; No Material Adverse Change                             61
SECTION 3.05.  Properties                                                                  62
SECTION 3.06.  Litigation and Environmental Matters                                        63
SECTION 3.07.  Compliance with Laws and Agreements                                         63
SECTION 3.08.  Investment and Holding Company Status                                       64
SECTION 3.09.  Taxes                                                                       64
SECTION 3.10.  ERISA                                                                       64
SECTION 3.11.  Disclosure                                                                  64
SECTION 3.12.  Subsidiaries                                                                65
SECTION 3.13.  Insurance                                                                   65
SECTION 3.14.  Labor Matters                                                               65
SECTION 3.15.  Intellectual Property                                                       66
SECTION 3.16.  Year 2000                                                                   66
SECTION 3.17.  Security Interests                                                          66

                                  ARTICLE IV

                                  Conditions
                                  ----------

SECTION 4.01.  Effective Date                                                              68
SECTION 4.02.  Each Credit Event                                                           71

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.  Financial Statements and Other Information                                  71
SECTION 5.02.  Notices of Material Events                                                  74
SECTION 5.03.  Information Regarding Collateral                                            74
SECTION 5.04.  Existence; Conduct of Business                                              75
SECTION 5.05.  Payment of Obligations                                                      76
SECTION 5.06.  Maintenance of Properties                                                   76
SECTION 5.07.  Insurance                                                                   76
SECTION 5.08.  Casualty and Condemnation                                                   76
SECTION 5.09.  Books and Records, Inspection and Audit Rights                              77
SECTION 5.10.  Compliance with Laws                                                        77
SECTION 5.11.  Use of Proceeds and Letters of Credit                                       77
SECTION 5.12.  Additional Subsidiaries                                                     78
SECTION 5.13   Further Assurances                                                          78
SECTION 5.14.  Interest Rate Protection                                                    79

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

SECTION 6.01.  Limitations on Indebtedness                                                 80
SECTION 6.02.  Limitation on Liens                                                         81
SECTION 6.03.  Fundamental Changes                                                         83
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions                   85
SECTION 6.05   Asset Sales                                                                 87
SECTION 6.06.  Sale and Leaseback Transactions                                             89
SECTION 6.07.  Hedging Agreements                                                          89
SECTION 6.08.  Restricted Payments; Payments of Indebtedness                               89
SECTION 6.09.  Transactions with Affiliates                                                91
SECTION 6.10.  Restrictive Agreements                                                      91

SECTION 6.11.  Designation of Unrestricted Subsidiaries                                    92
SECTION 6.12.  Financial Covenants                                                         93

                                  ARTICLE VII

                              Events of Default                                            97
                              -----------------

                                 ARTICLE VIII

                                   The Agent                                               92
                                   ---------

                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

SECTION 9.01.  Notices                                                                    103
SECTION 9.02.  Waivers; Amendments                                                        104
SECTION 9.03.  Expenses; Indemnity; Damage Waiver                                         106
SECTION 9.04.  Successors and Assigns                                                     108
SECTION 9.05.  Survival                                                                   111
SECTION 9.06.  Counterparts; Integration; Effectiveness                                   112
SECTION 9.07.  Severability                                                               112
SECTION 9.08.  Right of Setoff                                                            112
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process                 113
SECTION 9.10.  Waiver of Jury Trial                                                       113
SECTION 9.11.  Headings                                                                   114
SECTION 9.12.  Confidentiality                                                            114
SECTION 9.13.  Liability of Borrowers                                                     115
SECTION 9.14.  Interest Rate Limitation                                                   115
SECTION 9.15.  Release of Subsidiaries and Borrowers                                      116

SCHEDULES:
---------

Schedule 2.01    -- Commitments
Schedule 2.04(a) -- Existing Letters of Credit
Schedule 3.05    -- Real Property
Schedule 3.06    -- Disclosed Matters
Schedule 3.12    -- Subsidiaries
Schedule 3.17    -- Offices for Mortgage Filings
Schedule 6.01    -- Existing Indebtedness
Schedule 6.02    -- Existing Liens
Schedule 6.04    -- Existing Investments
Schedule 6.09    -- Existing Agreements
Schedule 6.10    -- Existing Restrictions

EXHIBITS:
--------

Exhibit A   -- Form of Administrative Questionnaire
Exhibit B   -- Form of Assignment and Acceptance
Exhibit C   -- Form of Borrowing Request
Exhibit D-1 -- Form of Opinion of Company Counsel
Exhibit D-2 -- Form of Opinion of Davis, Polk & Wardwell
Exhibit E   -- Form of Company Guarantee Agreement
Exhibit F   -- Form of Subsidiary Guarantee Agreement
Exhibit G   -- Form of Pledge Agreement
Exhibit H   -- Form of Security Agreement
Exhibit I   -- Form of Indemnity, Subrogation and Contribution  Agreement
Exhibit J   -- Form of Mortgage
Exhibit K   -- Form of Revolving Note
Exhibit L   -- Form of Term Note

                         CREDIT AGREEMENT dated as of June 3, 1999, among RCN
               CORPORATION, a Delaware corporation (the "Company"), RCN TELECOM SERVICES OF PENNSYLVANIA, INC., RCN CABLE SYSTEMS, INC., JAVANET, INC., RCN FINANCIAL MANAGEMENT, INC., UNET HOLDING, INC., INTERPORT COMMUNICATIONS CORP. and ENET HOLDING, INC. (collectively, the "Borrowers"), the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent and Collateral Agent.

          The parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Defined Terms. As used in this Agreement, the following
                         -------------
terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted Accounting Principles" means, subject to the provisions of
           ------------------------------
Section 1.04, a modification of generally accepted accounting principles in the United States of America such that, for all purposes of this Agreement including the financial covenants herein, Starpower and its consolidated subsidiaries will be accounted for as a consolidated Subsidiary of the Company so long as the Company and its Subsidiaries own not less than 50% of the voting power of the outstanding Equity Interests of Starpower.

          "Adjusted Consolidated Net Income" means, for any period, Consolidated
           --------------------------------
Net Income for such period adjusted (i) to exclude the net income or net loss of the Joint Venture Subsidiaries for such period (and accordingly to exclude the revenues, earnings, gains, expenses, costs and losses of the Joint Venture Subsidiaries giving rise to such excluded net income or net loss), (ii) to include, without duplication, income tax expenses, savings or benefits of the Company attributable to the Company's proportionate share of the net income or net loss of the Joint Venture Subsidiaries for such period and (iii) to include, without duplication, as income of the Company the amount of all dividends or other distributions actually paid to the Company or the Company Group Subsidiaries during such period by the Joint Venture Subsidiaries.

          "Adjusted Total Capitalization" means, as of any date, without
           -----------------------------
duplication, the sum of (i) Funded Debt outstanding on such date plus (ii)
                                                                 ----
Consolidated Stockholders' Equity of the Company and the Restricted Subsidiaries as of September 30, 1997 plus (iii) the aggregate amount of Capital Payments
                         ----
received by the Company after September 30, 1997 and on or prior to such date plus (iv) if RCN-BecoCom or Starpower, as the case may be, continues to be a
----
Restricted Subsidiary on such date, the net cash consideration, without duplication, theretofore received by RCN-BecoCom or Starpower or to be received by RCN-BecoCom or Starpower, as the case may be, during the 12-month period commencing on such date, for the issuance and sale of capital stock of RCN-BecoCom or Starpower, as the case may be, pursuant to irrevocable binding stock purchase commitments of third parties (other than subsidiaries or other Affiliates controlled by the Company) in effect on such date (provided that such commitments may contain customary funding conditions).

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form attached as Exhibit A hereto.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agent" means The Chase Manhattan Bank, in its capacity as
           -----
administrative agent and collateral agent for the Lenders hereunder.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.

          "Annualized Cash Interest Expense" means, as of the last day of any
           --------------------------------
fiscal quarter, the product of (a) Cash Interest Expense for the two consecutive fiscal quarters ending on such day, multiplied by (b) two.

          "Annualized EBITDA" means, as of the last day of any fiscal quarter,
           -----------------
the product of (a) EBITDA for the two consecutive fiscal quarters ending on such day, multiplied by (b) two.

          "Annualized Fixed Charges" means, as of the last day of any fiscal
           ------------------------
quarter, the product of (a) Fixed Charges for the two consecutive fiscal quarters ending on such day, multiplied by (b) two.

          "Applicable Percentage" means, with respect to any Revolving Lender,
           ---------------------
the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, with respect to the commitment fee payable
           ---------------
pursuant to Section 2.12(a), a rate per annum equal to (i) 1.25% until the date of delivery to the Agent pursuant to Section 5.01(a) or (b) of consolidated financial statements in respect of a fiscal quarter which is the second consecutive fiscal quarter in which EBITDA is positive and (ii) on and after the date referred to in clause (i), (x) 1.25% for each day on which Usage is less than 50%, (y) 1.00% for each day on which Usage is equal to or greater than 50% but less than 75% and (z) 0.50% for each day on which Usage is equal to or greater than 75%. For purposes of the foregoing, "Usage" means, on any date, the percentage obtained by dividing (i) the sum of the aggregate outstanding Tranche A Term Loans and the aggregate Revolving Exposure on such date by (ii) the sum of the aggregate outstanding Tranche A Term Loans, unutilized Tranche A Commitments and Revolving Commitments on such date.

          "Applicable Spread" means, for any day (a) with respect to any Tranche
           -----------------
B Term Loan, (i) 2.50% per annum, in the case of an ABR Loan, or (ii) 3.50% per annum, in the case of a Eurodollar Loan, (b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or a Tranche A Term Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Debt Ratio as of the most recent determination date; provided that until the date of delivery
                                       --------
to the Agent pursuant to Section 5.01(a) or (b) of consolidated financial statements prepared in accordance with Adjusted Accounting Principles in respect of a fiscal quarter which is the second consecutive fiscal quarter in which EBITDA is positive, the "Applicable Spread" for purposes of clause (b) shall be the applicable rate per annum set forth below in Category 1:

--------------------------------------------------------------------------------------------
Debt Ratio:                                                   ABR            Eurodollar
----------                                                    ---            ----------
                                                            Spread             Spread
                                                            ------             ------
--------------------------------------------------------------------------------------------
Category 1                                                        2.00%                3.00%
----------
[Redacted]
--------------------------------------------------------------------------------------------
Category 2                                                        1.75%                2.75%
----------
[Redacted]
--------------------------------------------------------------------------------------------
Category 3                                                        1.50%                2.50%
----------
[Redacted]
--------------------------------------------------------------------------------------------
Category 4                                                        1.25%                2.25%
----------
[Redacted]
--------------------------------------------------------------------------------------------
Category 5                                                        1.00%                2.00%
----------
[Redacted]
-------------------------------------------------------------------------------------------

          For purposes of the foregoing, (i) the Debt Ratio shall be determined as of the end of each fiscal quarter of the Company's fiscal year based upon the Company's consolidated financial statements prepared in accordance with Adjusted Accounting Principles delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Spread resulting from a change in the Debt Ratio shall be effective during the period commencing on and including the date of delivery to the Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Debt Ratio shall be deemed to be in Category 1 (A) at
        --------
any time that an Event of Default has occurred and is continuing or (B) at the option of the Agent or at the request of the Required Lenders if the Company fails to deliver the consolidated financial statements prepared in accordance with Adjusted Accounting Principles required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof (without giving effect to any grace period) until such consolidated financial statements are delivered.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit B or any other form approved by the Agent.

          "Attributable Debt" means, on any date, in respect of any lease of the
           -----------------
Company or any Restricted Subsidiary entered into as part of a sale and leaseback transaction subject to Section 6.06, (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with Adjusted Accounting Principles, and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with Adjusted Accounting Principles if such lease were accounted for as a Capital Lease Obligation.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means each of RCN Telecom Services of Pennsylvania, Inc.,
           --------
RCN Cable Systems, Inc., JavaNet, Inc., RCN Financial Management, Inc., UNET Holding, Inc., Interport Communications Corp and ENET Holding, Inc., each of which is a wholly owned Subsidiary of the Company.

          "Borrowing" means Loans of the same Class and Type, made, converted or
           ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by any Borrower (or by the Company
           -----------------
on behalf of a Borrower) for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, the sum, without
           --------------------
duplication, of (a) the additions to property, plant and equipment and other capital expenditures of the Company and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company and its Restricted Subsidiaries for such period prepared in accordance with Adjusted Accounting Principles, (b) assets acquired pursuant to Capital Lease Obligations incurred by the Company and its Restricted Subsidiaries during such period and (c) Permitted Business Acquisitions made during such period; provided, that the effect of such Permitted Business
                    --------
Acquisition is essentially equivalent to an addition to the property, plant and equipment of the Company and its Restricted Subsidiaries; provided, however,
                                                          --------  -------
that Capital Expenditures of the Company and its Restricted Subsidiaries shall not include (i) expenditures to the extent they are made with the proceeds of
(A) cash consideration (i) received by the Company from the offering and sale of approximately 8,000,000 shares of common stock of the Company consummated on June 2, 1999, and (ii) received by the Company after the Effective Date from other issuances of its capital stock (including preferred stock) or Permitted Debt and not previously used for any other purpose (other than the temporary repayment of Revolving Loans or Investments in Permitted Investments) or (B) cash capital contributions to, or cash payments for the issuance of Equity Interests of, RCN-BecoCom or Starpower made by third parties (other than Subsidiaries or controlled Affiliates of the Company), (ii) Permitted Business Acquisitions or acquisitions of capital assets to the extent made in exchange for shares of capital stock (including preferred stock) of the Company; (iii) expenditures to the extent made with the proceeds of insurance policies, insurance settlements or condemnation awards in respect of lost, destroyed, damaged or condemned equipment, property or other capital assets to the extent such expenditures are made to replace or repair such assets or acquire other Telecommunications Assets within 270 days of the receipt of such proceeds or
(iv) expenditures, including pursuant to a Permitted Business Acquisition, to the extent they are made with Net Proceeds from asset sales in accordance with the provisions of Sections 2.10(c) and 6.05 which have not previously been used for any other purpose (other than the temporary repayment of Revolving Loans or Investments in Permitted Investments).

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Adjusted Accounting Principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with Adjusted Accounting Principles.

          "Capital Payments" means, for any period, the aggregate amount (valued
           ----------------
at market value, in the case of non-cash consideration) which shall have been received by the Company during such period as consideration for the issuance of capital stock of the Company.

          "Cash Adjustment" means, as of any date, the amount of cash and cash
           ---------------
equivalents that is or would be reflected on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with Adjusted Accounting Principles in excess of $500,000,000.

          "Cash Interest Expense" means, for any fiscal period, (a) the Interest
           ---------------------
Expense (minus the amount of interest income for such period) for such period minus (b) to the extent included in determining Interest Expense for such fiscal
-----
period, the aggregate amount of pay-in-kind or accreted Interest Expense for such period not involving any payment of cash (as opposed to accruals of cash interest expense during such period).

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof), other than one or more of, or a group consisting entirely or in part of, Level 3 Communications, Inc., its Controlled Affiliates and David McCourt, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company;
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the failure of the Company, either directly or through one or more wholly owned Subsidiaries, to own 100% of the outstanding Equity Interests of each Borrower (including any successor by merger to any Borrower that is merged or consolidated with or into any Restricted Subsidiary or other Borrower in compliance with Section 6.03), other than any Borrower sold in compliance with
Section 6.05 hereof.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans or Tranche B Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment or Tranche B Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means any and all "Collateral", as defined in any
           ----------
applicable Security Document.

          "Commitment" means a Revolving Commitment, Tranche A Commitment or
           ----------
Tranche B Commitment, or any combination thereof (as the context requires).

          "Communications Act" means the Communications Act of 1934 and any
           ------------------
similar or successor Federal statute and the rules, regulations and published policies of the Federal Communications Commission thereunder, all as amended and as the same may be in effect from time to time.

          "Company" means RCN Corporation, a Delaware corporation.
           -------

          "Company Guarantee Agreement" means the Company Guarantee Agreement,
           ---------------------------
substantially in the form of Exhibit E, made by the Company in favor of the Agent for the benefit of the Secured Parties.

          "Company Group" means the Company and each Subsidiary other than a
           -------------
Joint Venture Subsidiary or an Unrestricted Subsidiary.

          "Company Group Subsidiary" means each Subsidiary other than a Joint
           ------------------------
Venture Subsidiary or an Unrestricted Subsidiary.

          "Company Indentures" means the indentures in effect on the date hereof
           ------------------
relating to various series of senior unsecured notes of the Company outstanding on the date hereof and issued in offerings pursuant to Rule 144A under the Securities Act of 1933 or in offerings registered under the Securities Act, as the same may be amended and in effect from time to time.

          "Consolidated Net Income" means, for any period, the net income or
           -----------------------
loss of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with Adjusted Accounting Principles.

          "Consolidated Revenue" means, for any period, the consolidated
           --------------------
revenues of the Company and the Restricted

Subsidiaries for such period, calculated in accordance with Adjusted Accounting Principles.

          "Consolidated Stockholders' Equity" means, on any date, the
           ---------------------------------
consolidated stockholders equity of the Company and its Subsidiaries that would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with Adjusted Accounting Principles.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Debt Ratio" means, on any date, the ratio of (i) Total Debt
           ----------
outstanding on such date to (ii) Annualized EBITDA determined as of the last day of the fiscal quarter most recently ended on or prior to such date.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Designation" has the meaning assigned to such term in Section 6.11.
           -----------

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule 3.06.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "EBITDA" means, for any period, Consolidated Net Income of the Company
           ------
and its Restricted Subsidiaries for such period plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (a) the aggregate amount of Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) all non-cash non-recurring charges during such period (it being understood that charges shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges), and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all non-cash non-recurring gains during such period (it being understood that gains shall be deemed non-cash gains until the period that cash receipts attributable to such gains are received, at which point such gains shall be deemed cash gains), all as determined on a consolidated basis with respect to the Company and the Restricted Subsidiaries in accordance with Adjusted Accounting Principles. For purposes of Section 6.12, if the Company or any of its Restricted Subsidiaries makes any Permitted Business Acquisition during any period in respect of which EBITDA is to be determined hereunder, such EBITDA will be determined on a pro forma basis as if such acquisition were consummated on the first day of the relevant period.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions or written, binding notices or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, exposure to, or release threatened release of any Hazardous Material.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of capital stock, partnership
           ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Company or any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurocurrency Reserve Requirements" means the aggregate of the maximum
           ---------------------------------
reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject and applicable to "Eurocurrency Liabilities", as such term is defined in Regulation D of the Board, or any similar category of assets or liabilities relating to eurocurrency fundings. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Excess Cash Flow" means, for any fiscal year, the sum (without
           ----------------
duplication) of:

          (a) Adjusted Consolidated Net Income (or loss) for such fiscal year, adjusted to exclude any gains or losses of the Company Group attributable to Prepayment Events; plus
                           ----

          (b) the excess, if any, of the Net Proceeds received during such fiscal year by the Company and the Company Group Subsidiaries in respect of any Prepayment Events (other than Reinvestment Proceeds, but including Net Proceeds consisting of former Reinvestment Proceeds the time for reinvestment of which elapsed during such fiscal year without such reinvestment having been effected) over the aggregate principal amount of Term Loans prepaid pursuant to Section 2.10(c) in respect of such Net Proceeds; plus
               ----

          (c) depreciation, amortization, non-cash Interest Expense and other non-cash charges or losses, in each case, of the Company Group deducted in determining such Adjusted Consolidated Net Income (or loss) for such fiscal year; plus
           ----

          (d) the amount, if any, by which Net Working Capital decreased during such fiscal year; minus
                       -----

          (e) the sum of (i) any non-cash gains of the Company Group included in determining such Adjusted Consolidated Net Income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year; minus
                              -----

          (f) the sum of (i) Capital Expenditures of the Company Group for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Indebtedness) plus
                                                                        ----
     (ii) cash consideration paid by the Company Group during such fiscal year to make Permitted Business Acquisitions or other capital investments (except to the extent financed by incurring Indebtedness); minus
                                                                -----

          (g) the aggregate principal amount of long-term Indebtedness (including pursuant to Capital Lease Obligations) repaid or prepaid by the Company and the Company Group Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.10(c) or (d), and
     (iii) repayments or prepayments of long-term Indebtedness financed by incurring other Indebtedness.

          "Excluded Taxes" means, with respect to the Agent, any Lender, the
           --------------
Issuing Bank, a Participant or any other recipient of any payment to be made by or on account of any obligation of the Company or any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any jurisdiction under the laws of which such recipient is authorized to do business or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) taxes imposed by reason of the Agent, any Lender, the Issuing Bank or any other recipient of any payment described herein doing business in the jurisdiction imposing such tax, other than solely as a result of the Loan Documents or any transaction contemplated hereby, and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)) or a Participant that would be a Foreign Lender if it were a Lender, any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender or Participant at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or such Participant becomes a Participant, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with
Section 2.17(e) or such Participant's failure to comply with Section 9.04(f).

          "Executive Officer" means the chief executive officer, the president,
           -----------------
the chief financial officer or the treasurer of the Company.

          "Existing Letter of Credit" means each letter of credit previously
           -------------------------
issued by Summit Bank for the account of the Company or a Borrower that (i) is outstanding on the Effective Date and (ii) is listed on Schedule 2.04(a).

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, chief
           -----------------
accounting officer, treasurer or controller of the Company.

          "Financing Transactions" means the execution, delivery and performance
           ----------------------
by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Fixed Charges" means, for any fiscal period, the sum of (a) Cash
           -------------
Interest Expense for such period, plus (b) all cash payments of Federal, state,
                                  ----
local and foreign income taxes of the Company and its Restricted Subsidiaries during such period, plus (c) scheduled principal amortization of Total Debt for
                    ----
such period.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Company or any Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is  organized under the
           ------------------
laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "Funded Debt" means, as of any date, all Indebtedness for borrowed
           -----------
money of the Company and its Restricted Subsidiaries, determined on a consolidated basis, which by its terms matures more than one year after such date, and any such Indebtedness for borrowed money maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "GC Revolving Borrowing" means a Revolving Borrowing (or portion
           ----------------------
thereof) designated as a GC Revolving Borrowing by a Borrower (or by the Company on behalf of a Borrower) in the Borrowing Request relating thereto.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or operating lease payment obligations of any other Person (the "primary obligor") in any manner, whether
                                      ---------------
directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or lease obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or lease obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or lease obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or lease obligation; provided, that the term Guarantee
                                               --------
shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreements" means the Company Guarantee Agreement and the
           --------------------
Subsidiary Guarantee Agreement.

          "Hazardous Materials"  means all explosive or radioactive substances
           -------------------
or wastes and all hazardous or toxic materials, substances, wastes or other pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, in each case, which are regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "HomeLink" means HomeLink Communications of Princeton, L.P., a New
           --------
Jersey limited partnership, 80% of the outstanding Equity Interests of which are, on the date hereof, owned by the Company.

          "Homes Passed" means the total number of residential premises which
           ------------
have the potential to be connected to the advanced fiber network operated by the Company or a Restricted Subsidiary (excluding any areas where required regulatory authorizations for such connections have not been obtained).

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all net payments that such Person would have to make in the event of an early termination, on the date on which Indebtedness is being determined, in respect of outstanding Hedging Agreements and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
dated April, 1999, relating to the Company and the Financing Transactions.

          "Interest Election Request" means a request by a Borrower (or by the
           -------------------------
Company on behalf of a Borrower) to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.06.

          "Interest Expense" means, for any fiscal period, the amount of
           ----------------
interest expense of the Company and its Restricted Subsidiaries on a consolidated basis for such fiscal period, determined in accordance with Adjusted Accounting Principles.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the
           ---------------------
last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as a Borrower (or the Company on its behalf) may elect; provided,
                                                                    --------
that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Intertainer" means Intertainer Inc., a Delaware corporation, of
           -----------
which, on the date hereof, the Company owns 272,728 shares of Series C convertible preferred stock, Sub Series 1, par value $.001 which represents less than 10% of all outstanding convertible preferred stock in that class.

          "Investment Subsidiary" means a Wholly Owned Restricted Subsidiary of
           ---------------------
the Company and a Subsidiary Loan Party hereunder which is formed or utilized for the sole purpose of holding and owning Equity Interests of Subsidiaries (including Joint Venture Subsidiaries) and other Equity Interests and investments in third parties. On the date hereof, RCN International Holdings, Inc. and RCN Telecom Services of Washington D.C., Inc. are Investment Subsidiaries.

          "Issuing Bank" means each of The Chase Manhattan Bank, in its capacity
           ------------
as the issuer of Letters of Credit hereunder, and Summit Bank, in its capacity as the issuer of the Existing Letters of Credit, and, in each case, its successors in such capacity as provided in Section 2.04(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Joint Venture Subsidiary" means RCN-BecoCom and its subsidiaries,
           ------------------------
Starpower and its subsidiaries and any other Subsidiary of the Company that is not a Wholly Owned Subsidiary, in each case, so long as it remains a Subsidiary that is not a Wholly Owned Subsidiary.

          "JuniorNet" means JuniorNet Corporation, a Delaware corporation, 47%
           ---------
of the outstanding Equity Interests of which are, on the date hereof, owned by the Company.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit (including each Existing
           ----------------
Letter of Credit) issued pursuant to this Agreement.

          "Leverage Ratio" means, on any date, the ratio of (i) Total Debt,
           --------------
minus the Cash Adjustment, outstanding on such date to (ii) Annualized EBITDA determined as of the last day of the fiscal quarter most recently ended on or prior to such date.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for
                      ---------
such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "License" means any license issued by the Federal Communications
           -------
Commission to the Company or any Subsidiary under the Communications Act.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease intended as security) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement and the Security Documents.
           --------------

          "Loan Parties" means the Company, the Borrowers and the Subsidiary
           ------------
Loan Parties.

          "Loans" means the loans made by the Lenders to the Borrowers pursuant
           -----
to this Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, operations or financial condition of the Company, the Borrowers and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties and their subsidiaries, taken as a whole, to perform the obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company, the Borrowers and the Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company, the Borrowers or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company, the Borrowers or any Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Megacable" means Megacable S.A. DE C.V., a sociedad anonima de
           ---------
capital variable organized under the laws of the United Mexican States, 40% of the outstanding Equity Interests of which are, on the date hereof, owned by the Company.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage" means a mortgage, deed of trust, assignment of leases and
           --------
rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations.

          "Mortgaged Property" means, initially, each parcel of real property
           ------------------
with a book value of at least $100,000 (provided that the aggregate book value of such properties with a book value not in excess of $100,000 shall not exceed $1,000,000) and the improvements thereto owned by a Loan Party and identified on Schedule 3.05, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate has any actual or contingent liability.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds
           ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company, the Borrowers and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company, the Borrowers and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company, the Borrowers and the Restricted Subsidiaries and the amount of any reserves established by the Company, the Borrowers and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company), provided that if any such reserves are subsequently reversed or released an amount equal to the amount of such reversal or release shall be deemed to constitute Net Proceeds received at the time of such reversal or release.

          "Net Working Capital" means, at any date, (a) the consolidated current
           -------------------
assets of the Company and the Company Group Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Company and the Company Group Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "Obligations" has the meaning assigned to such term in the Security
           -----------
Agreement.

          "On-Net Connections" means the number of customer connections for
           ------------------
customers receiving internet access, cable TV or telephony communications services (each such service being deemed a separate connection) on the advanced fiber network of the Company, the Borrowers or any of their Subsidiaries and whose service payments are not overdue to a point where service is generally disconnected.

          "Other Taxes" means any and all present or future recording, stamp,
           -----------
documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Perfection Certificate" means a certificate in the form of Annex 1 to
           ----------------------
the Security Agreement or any other form approved by the Agent.

          "Permitted Business Acquisitions" means any acquisition by the Company
           -------------------------------
or a Company Group Subsidiary of all or substantially all the assets of, or Equity Interests in, a Person or division or line of business of a Person which, in any case, is engaged in a telecommunications business contemplated by the definition of Telecommunications Assets and is acquired as a going concern; provided, that any entity acquired in connection with a Permitted Business
--------
Acquisition executes and delivers a Subsidiary Guarantee Agreement, the Security Agreement and all other applicable Security Documents, including, if applicable, the Pledge Agreement.

          "Permitted Debt" means unsecured senior or subordinated Indebtedness
           --------------
of the Company issued after the Effective Date which (i) does not mature or provide for any scheduled amortization (by way of repurchase, sinking fund, repayment or otherwise) until the date that is six months after the Tranche B Maturity Date and (ii) is not Guaranteed by any Subsidiary.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, processors' and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) liens of attachments, judgments or awards in respect of judgments that do not constitute an Event of Default hereunder and in respect of which adequate reserves have been established in accordance with Adjusted Accounting Principles;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and customary landlord's reservations under leases under which the Company or a Subsidiary is a lessee, that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company, the Borrowers or any Subsidiary;

          (g) restrictions on the transfer or pledge of assets contained in any License or imposed by the Communications Act, comparable state or local legislation, regulations or ordinances or the terms of cable TV franchises.

          (h) leases or subleases granted to others not interfering in any material respect with the business of the Company, the Borrowers and their Subsidiaries taken as a whole and any interest or title of a lessor under any lease not prohibited by this Agreement;

          (i) ground leases in respect of real property on which facilities owned or leased by the Company, the Borrowers or their Subsidiaries are located;

          (j) the filing of financing statements regarding leases not prohibited by this Agreement; and

          (k) with respect to each Mortgaged Property, the exceptions listed in the title insurance policy relating to such Mortgaged Property;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness for borrowed money.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) such other investments as are approved by the Agent (any investment consistent with the RCN Investment Policy Guidelines in effect on the date hereof and heretofore delivered to the Agent being deemed approved).

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan"  means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA.

          "Pledge Agreement" means the Pledge Agreement, substantially in the
           ----------------
form of Exhibit G, among the Company, the Borrower, the Subsidiary Loan Parties and the Agent for the benefit of the Secured Parties.

          "Prepayment Event" means:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Company Group Subsidiary (including of any Equity Interest in a Subsidiary owned by the Company or any Company Group Subsidiary) and any return of capital to the Company or any Company Group Subsidiary of all or any portion of its investment in any Joint Venture Subsidiary other than
     (i) dispositions described in clauses (a) and (b) of Section 6.05 and (ii) any such dispositions of property or assets by, or returns of capital to, the Company or Company Group Subsidiaries resulting in aggregate Net Proceeds not exceeding $5,000,000 during any fiscal year of the Company; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Company Group Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 270 days of the receipt thereof (or within 6 months of a binding commitment entered into during such 270 day period); or

          (c) the receipt by the Company or any Company Group Subsidiary of any dividend or distribution from any Joint Venture Subsidiary that is designated or otherwise identifiable as a dividend or distribution of any portion of the proceeds to such Joint Venture Subsidiary of a sale or disposition of any of its property or assets, a casualty or condemnation affecting its assets or property or any similar event or the issuance of any Equity Interest in such Joint Venture Subsidiary.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Purchase Money Indebtedness" means Indebtedness  incurred to finance
           ---------------------------
the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided such Indebtedness is
                                                   --------
incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement.

          "RCN-BecoCom" means RCN-BecoCom LLC, a Massachusetts limited liability
           -----------
company, approximately 56% of the outstanding Equity Interests of which are, on the date hereof, owned by the Company.

          "RCN-BecoCom Group" means RCN-BecoCom and its subsidiaries.
           -----------------

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Reinvestment Proceeds" means Net Proceeds (i) received from an event
           ---------------------
described in clause (a) or (c) of the definition of the term Prepayment Event relating to the sale of Telecommunications Assets as to which the Company has made an election to reinvest in Telecommunications Assets in accordance with the provisions of Section 2.10 and in respect of which the time for such reinvestment under Section 2.10 has not expired and (ii) insurance proceeds or condemnation awards received in respect of casualty or condemnation events which do not yet constitute a Prepayment Event because the period provided for by clause (b) of the definition of Prepayment Event for utilizing such proceeds to repair, restore or replace the relevant asset has not yet expired. Upon expiration of the period referred to above for reinvestment or for utilization to repair, restore or replace, as the case may be, such Net Proceeds shall, if not theretofore utilized for such purpose, automatically cease to be Reinvestment Proceeds for purposes hereof and for purposes of the definition of Excess Cash Flow, shall be deemed to have been received at such time by the Company as Net Proceeds.

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Related Fund" means with respect to any Lender that is a fund that
           ------------
invests in bank loans in the ordinary course in business, any other fund that invests in bank loans in the ordinary course of business and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Required Lenders" means, at any time, Lenders having Revolving
           ----------------
Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Required Reductions" shall have the meaning assigned to such term in
           -------------------
Section 2.09(a).

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any Equity Interests of the Company, the Borrowers or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests of the Company, the Borrowers or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests of the Company, the Borrowers or any Restricted Subsidiary.

          "Restricted Subsidiary" means each Borrower and each other Subsidiary
           ---------------------
of the Company that has not been designated by the Company as an Unrestricted Subsidiary pursuant to and in compliance with Section 6.11. On the date hereof, all Subsidiaries of the Company are Restricted Subsidiaries.

          "Revolving Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $250,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time,
           ------------------
the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if
           ----------------
the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          "Revolving Loan" means a Loan made pursuant to clause (c) of Section
           --------------
2.01.

          "Revolving Maturity Date" means the date that is seven years after the
           -----------------------
Effective Date.

          "S&P" means Standard & Poor's Ratings Services, a division of the
           ---
McGraw Hill Companies.

          "Secured Parties" has the meaning assigned to such term in the
           ---------------
Security Agreement.

          "Security Agreement" means the Security Agreement, substantially in
           ------------------
the form of Exhibit F, among the Borrowers, the Company, the Subsidiary Loan Parties and the Agent for the benefit of the Secured Parties.

          "Security Documents" means the Security Agreement, the Pledge
           ------------------
Agreement, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

          "Senior Secured Debt" means, at any date, all Indebtedness of the
           -------------------
Company and its Restricted Subsidiaries on such date (i) that would be reflected as a liability on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with Adjusted Accounting Principles and (ii) is secured by any Lien on any of the assets or properties (including, without limitation, Equity Interests of Subsidiaries) of the Company and the Restricted Subsidiaries.

          "Significant Subsidiary" means any Restricted Subsidiary of the
           ----------------------
Company with either (i) total assets with a book value of at least $50,000 or
(ii) revenue totaling at least $1,000,000 in the fiscal year most recently ended.

          "Starpower" means Starpower Communications, LLC, a Delaware limited
           ---------
liability company, 50% of the outstanding Equity Interests of which are, on the date hereof, owned by the Company.

          "Starpower Group" means Starpower and its subsidiaries.
           ---------------

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with Adjusted Accounting Principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Company; provided that RCN-
           ----------                                       --------
BecoCom and Starpower (and their subsidiaries) shall be deemed Subsidiaries (and consolidated Subsidiaries of the Company for purposes of Adjusted Accounting Principles) so long as the Company owns, directly or through Subsidiaries, Equity Interests representing at least 50% of the ordinary voting power or at least 50% of the outstanding Equity Interests of RCN-BecoCom or Starpower, as the case may be.

          "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee
           ------------------------------
Agreement, substantially in the form of Exhibit D, made by the Subsidiary Loan Parties in favor of the Agent for the benefit of the Secured Parties.

          "Subsidiary Loan Party" means any Wholly Owned Restricted Subsidiary
           ---------------------
that is a Significant Subsidiary and is not a Foreign Subsidiary.

          "TA Revolving Borrowing" means a Revolving Borrowing (or portion
           ----------------------
thereof) designated as a TA Revolving Borrowing by a Borrower (or by the Company on behalf of a Borrower) in the Borrowing Request relating thereto.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Telecommunications Assets" means properties or assets to be utilized
           -------------------------
directly or indirectly for the design, development, construction, installation, integration, management or provision of any telecommunications business, including voice, video and data transmission products, services and systems and any business reasonably related to the foregoing.

          "Term Loans" means Tranche A Term Loans and Tranche B Term Loans.
           ----------

          "Total Debt" means, at any date, all Indebtedness of the Company and
           ----------
its Restricted Subsidiaries on such date that would be reflected as a liability on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with Adjusted Accounting Principles.

          "Tranche A Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Tranche A Commitment Termination Date and the date of termination of the Tranche A Commitments.

          "Tranche A Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make Tranche A Term Loans hereunder, expressed as an amount representing the maximum principal amount of the Tranche A Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $250,000,000.

          "Tranche A Commitment Termination Date" means the date that is two
           -------------------------------------
years and six months after the Effective Date.

          "Tranche A Lender" means a Lender with a Tranche A Commitment or an
           ----------------
outstanding Tranche A Term Loan.

          "Tranche A Maturity Date" means the date that is seven years after the
           -----------------------
Effective Date.

          "Tranche A Term Loan" means a Loan made pursuant to clause (a) of
           -------------------
Section 2.01.

          "Tranche B Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $500,000,000.

          "Tranche B Lender" means a Lender with a Tranche B Commitment or an
           ----------------
outstanding Tranche B Term Loan.

          "Tranche B Maturity Date" means the date that is eight years after the
           -----------------------
Effective Date.

          "Tranche B Term Loan" means a Loan made pursuant to clause (b) of
           -------------------
Section 2.01.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

          "Unrestricted Subsidiary" means any Subsidiary of the Company other
           -----------------------
than a Borrower that has been designated as an Unrestricted Subsidiary by the Company pursuant to and in compliance with Section 6.11. Any such designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary (including pursuant to any merger, consolidation or transfer of assets involving a Restricted Subsidiary).

          "Wholly Owned subsidiary" of any Person shall mean a subsidiary of
           -----------------------
such Person of which securities or other ownership interests (except for directors' qualifying shares and other de minimis amounts of outstanding securities or ownership interests) representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned subsidiaries of such Person or by such Person and one or more Wholly Owned subsidiaries of such Person.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         ---------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                     ----
"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                              ----
(e.g., a "Eurodollar Revolving Loan").  Borrowings also may be classified and
-----
referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
                      ----                                       ----
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving
                                              ----
Borrowing").

          SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                         ----------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; Adjusted Accounting Principles.
                         -------------------------------------------------
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Adjusted Accounting Principles, including GAAP as in effect from time to time; provided that, if the
                                                           --------
Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of Adjusted Accounting Principles and GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Whenever financial statements are required to be prepared or delivered hereunder in accordance with Adjusted Accounting Principles, such financial statements need not include footnotes and other disclosures that would otherwise be required by GAAP in respect of financial statements including Starpower as a consolidated Subsidiary of the Company.

                                  ARTICLE II

                                  The Credits
                                  -----------

          SECTION 2.01.  Commitments.  Subject to the terms and conditions set
                         ------------
forth herein, each Lender agrees (a) to make Tranche A Term Loans to the Borrowers from time to time during the Tranche A Availability Period in an aggregate principal amount not exceeding its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Borrowers on the Effective Date in a principal amount not exceeding its Tranche B Commitment and (c) to make Revolving Loans to the Borrowers from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment; provided that no GC Revolving Borrowing shall be made to the extent that, after giving effect thereto, the aggregate amount of GC Revolving Borrowings outstanding would exceed $150,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02.  Loans and Borrowings.  (a)  Each  Loan shall be made as
                         ---------------------
part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be
--------
responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. The entire amount of each Revolving Borrowing shall consist of a TA Revolving Borrowing, a GC Revolving Borrowing or a combination thereof. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not
                          --------
affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a
                                                              --------
Eurodollar Borrowing or an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total

Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Each Tranche A Term Borrowing shall be in an amount that is an integral multiple of $1,000,000 and not less than $50,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total
                  --------
of 15 Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to (i) request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable, or (ii) request any GC Revolving Borrowing which, if made, would cause the aggregate outstanding amount of GC Revolving Borrowings to exceed $150,000,000.

          SECTION 2.03.  Requests for Borrowings.   To request a Revolving
                         ------------------------
Borrowing or Term Borrowing, a Borrower (or the Company on behalf of a Borrower) shall notify the Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing
                    --------
to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Borrowing Request in a form approved by the Agent and signed by the relevant Borrower or by the Company on behalf of a Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Borrowing, a Tranche A Term Borrowing or a Tranche B Term Borrowing;

          (ii) the aggregate amount of such Borrowing and, in the case of a Revolving Borrowing, the amount or amounts thereof that are to constitute a TA Revolving Borrowing or a GC Revolving Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the relevant Borrower and the location and number of such Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Letters of Credit.  (a) General.  Upon the Effective
                         ------------------      --------
Date, the Existing Letters of Credit will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrowers for all purposes of this Agreement and the other Loan Documents. In addition, subject to the terms and conditions set forth herein, any Borrower (or the Company on behalf of a Borrower) may request the issuance of Letters of Credit for such Borrower's account, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by or on behalf of the relevant Borrower to, or entered into by the relevant Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions.  To request the issuance of a Letter of Credit (or the amendment,
-----------
renewal or extension of an outstanding Letter of Credit), a Borrower (or the Company on behalf of a Borrower) shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the relevant Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $15,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c)  Expiration Date.  Each Letter of Credit shall expire at or prior
               ----------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (provided that, subject to clause (ii)
                                          --------
of this sentence, a Letter of Credit issued hereunder may provide for automatic renewal for successive periods of one year if the Issuing Bank has the option to cancel such Letter of Credit by giving notice not less than 60 days prior to each renewal date) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d)  Participations.  By the issuance of a Letter of Credit (or an
               ---------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement.  If an Issuing Bank shall make any LC Disbursement
               --------------
in respect of a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the relevant Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date and such day is a Business Day, or, if such notice has not been received by the relevant Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the relevant Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the relevant Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is
                                    --------
not less than $5,000,000, the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the relevant Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the relevant Borrower fails to make such payment when due, the Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the relevant Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Agent its Applicable Percentage of the payment then due from the relevant Borrower, in the same manner as provided in Section
2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the
------- --------
Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Agent of any payment from the relevant Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the relevant Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  A Borrower's obligation to reimburse LC
               ---------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, a Borrower's obligations hereunder. Neither the Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
              --------
Issuing Bank from liability to the relevant Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the relevant Borrower that are caused by the Issuing Bank's failure to exercise commercially reasonable care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures.  The Issuing Bank shall, promptly
               ------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Agent and the relevant Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving
                            --------
such notice shall not relieve the relevant Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h)  Interim Interest.  If an Issuing Bank shall make any LC
               -----------------
Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the relevant Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the relevant Borrower fails to reimburse such
                 --------
LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of an Issuing Bank.  An Issuing Bank may be replaced
               -------------------------------
at any time by written agreement among the Borrowers, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Lenders in writing of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateralization.  If any Event of Default shall occur and
               -----------------------
be continuing, on the Business Day that the Company receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon;

provided that the obligation to deposit such cash collateral shall become
--------
effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any Borrower described in clause
(h) or (i) of Article VII. Each such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Defaults have been cured or waived.

          SECTION 2.05.  Funding of Borrowings.  (a)  Each Lender shall make
                         ----------------------
each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans available to the requesting Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Agent in New York City and designated in the applicable Borrowing Request; provided that ABR Revolving
                                                    --------
Loans made to finance
the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Agent to the Issuing Bank.

          (b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06.  Interest Elections.  (a)  Each Revolving Borrowing and
                         -------------------
Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower (or the Company on its behalf) may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The relevant Borrower (or the Company on its behalf) may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the applicable Borrower (or the Company on its behalf) shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under
Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the relevant Borrower (or the Company on its behalf).

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If a Borrower or the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07.  Termination and Optional Reduction of Commitments.  (a)
                         --------------------------------------------------
Unless previously terminated, (i) the Tranche B Commitments shall terminate at 5:00 p.m., New York

City time, on the Effective Date, (ii) the Tranche A Commitments shall terminate on the Tranche A Commitment Termination Date and (iii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Borrowers may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the
                                      --------
Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments. Each optional reduction of the Revolving Commitments occurring after the sixth anniversary of the Effective Date will be applied to ratably reduce the amounts of any remaining Required Reductions.

          (c) The Company shall, on behalf of the Borrowers, notify the Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of
                                      --------
the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.08.  Repayment of Loans; Evidence of Debt.  (a) Each
                         -------------------------------------
Borrower, on a joint and several basis, hereby unconditionally promises to pay
(i) to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09.  Automatic Revolving Commitment Reductions; Amortization
                         -------------------------------------------------------
of Term Loans.  (a)  The aggregate amount of the Lenders' Revolving Commitments
--------------
shall automatically and permanently reduce (i) on the sixth anniversary of the Effective Date, by an amount, if any, necessary to reduce the outstanding Revolving Commitments to $175,000,000 and (ii) on each of the dates that are three months, six months, nine months and one year after the sixth anniversary of the Effective Date, by an amount equal to 25% of the amount of the Revolving Commitments in effect on such sixth anniversary, after giving effect to any reduction pursuant to clause (i) of this sentence (the reductions required by this clause (ii) being referred to as "Required Reductions").

          (b) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrowers shall repay Tranche A Term Borrowings outstanding on the Tranche A Commitment Termination Date in 16 consecutive quarterly installments of principal, the first of which will be due and payable on the date that is three years and three months after the Effective Date and each subsequent installment of which will be due and payable on each successive date which is three months after the preceding installment date, in each case in the amount (expressed as a percentage of the aggregate amount of Tranche A Term Loans outstanding on the Tranche A Commitment Termination Date) set forth opposite such quarterly installment below:


      Installments            Amount Per Installment
      ------------            ----------------------
         1-4                                  3.75%
         5-8                                  5.00%
         9-12                                 6.25%
         13-16                               10.00%

          (c) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrowers shall repay all outstanding Tranche B Term Borrowings in 20 consecutive quarterly installments of principal the first of which will be due and payable on the date that is three years and three months after the Effective Date and each subsequent installment of which will be due and payable on each successive date which is three months after the preceding installment date, in each case in the amount set forth opposite such quarterly installment below:

      Installments            Amount Per Installment
      ------------            ----------------------
          1-16                      $  1,000,000
          17-20                     $121,000,000

          (d) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

          (e) So long as both Tranche A Term Borrowings and Tranche B Term Borrowings are outstanding, each prepayment of Term Borrowings (other than pursuant to paragraph (b) or (c) of this Section) will be allocated ratably between outstanding Tranche A Term Borrowings and Tranche B Term Borrowings based on the aggregate outstanding principal amounts thereof. Any prepayment of a Term Borrowing of either Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably. If the initial aggregate amount of the Lenders' Tranche B Term Commitments exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.

          (f) Prior to any repayment of any Term Borrowings of either Class pursuant to paragraph (b) or (c) of this Section, the Company shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 p.m., New York City time, three Business Days before the scheduled date of such repayment. At the election of the Company, each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.10.  Prepayment of Loans.  (a)  The Borrowers shall have the
                         --------------------
right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section and Section 2.11.

          (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrowers shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Company Group Subsidiary in respect of any Prepayment Event, the Borrowers shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event
                                   --------
described in clause (a) of the definition of the term Prepayment Event relating to the sale of Telecommunications Assets or any event described in clause (c) of such definition constituting a distribution by a Joint Venture Subsidiary of Net Proceeds received by it from the sale of Telecommunications Assets, if the Company shall deliver to the Agent a certificate of a Financial Officer to the effect that the Company and the Borrowers intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 12 months of the receipt of such Net Proceeds or within 6 months of a binding commitment entered into during such 12 month period to acquire other Telecommunications Assets and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

          (d) Following the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2002, the Borrowers shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (e) Prior to any optional or mandatory prepayment of Borrowings pursuant to this Section, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of both Classes remain outstanding, the Company shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class.

          (f) The Company shall notify the Agent (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid (including, in the case of a Revolving Borrowing, whether the Borrowing or portion thereof being repaid is a GC Revolving Borrowing or a TA Revolving Borrowing) and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of
                                              --------
optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c). Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and provided further that no prepayment of Term Loans need be made under this paragraph (c) until the aggregate amount of Net Proceeds received in respect of which prepayments are otherwise required to be made equals or exceeds $5,000,000, at which time a prepayment shall be made in an aggregate amount equal to all such Net Proceeds in respect of which no such prepayment has yet been made.

          Section 2.11.  Tranche B Facility Prepayment Fee.   Voluntary and
                         ----------------------------------
mandatory prepayments of Tranche B Term Loans pursuant to Section 2.10, and repayments of Tranche B Term Loans as a result of acceleration upon an Event of Default consisting of the occurrence of a Change in Control, in each case made prior to the second anniversary of the Effective Date, shall be accompanied by payment by the Borrowers of a prepayment fee as follows:

          (A) if such prepayment or repayment is made on or before the first anniversary of the Effective Date, a fee equal to 2% of the amount of such prepayment or repayment, and

          (B) if such prepayment or repayment is made thereafter but on or before the second anniversary of the Effective Date, a fee equal to 1% of the amount of such prepayment or repayment.

          SECTION 2.12.  Fees.  (a)  The Borrowers, jointly and severally, agree
                         -----
to pay to the Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of each Commitment of such Lender for each day during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates.
Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which any Commitment of such Lender shall expire or terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 365 or 366 days and actual days elapsed. For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

          (b) The Borrowers, jointly and severally, agree to pay (i) to the Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the relevant Borrower and the Issuing Bank in a fee letter dated as of the Effective Date on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided
                                                                     --------
that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Company agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances unless paid in the absence of an obligation to pay such fee.

          SECTION 2.13.  Interest.  (a)  The Loans comprising each ABR Borrowing
                         ---------
shall bear interest at the Alternate Base Rate plus the Applicable Spread.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR

Revolving Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued
                                          --------
pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14.  Alternate Rate of Interest.  If prior to the
                         ---------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) the Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.15.  Increased Costs.  (a)  If any Lender shall give notice
                         ----------------
to the Agent and the Company at any time to the effect that Eurocurrency Reserve Requirements are, or are scheduled to become, effective and that such Lender is or will be generally subject to such Eurocurrency Reserve Requirements as a result of which such Lender will incur additional costs (other than Taxes or amounts relating to Taxes), then such Lender shall, for each day from the later of the date of such notice and the date on which such Eurocurrency Reserve Requirements become effective, be entitled to additional interest on each Eurodollar Loan made by it at a rate per annum determined for such day (rounded upward to the nearest 100th of 1%) equal to the remainder obtained by subtracting (i) the LIBO Rate for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the then-applicable Eurocurrency Reserve Requirements. Such additional interest will be payable in arrears to the Agent, for the account of such Lender, on each Interest Payment Date relating to such Eurodollar Loan and on any other date when interest is required to be paid hereunder with respect to such Loan. Any Lender which gives a notice under this paragraph (a) shall promptly withdraw such notice (by written notice of withdrawal given to the Agent and the Company) in the event Eurocurrency Reserve Requirements cease to apply to it or the circumstances giving rise to such notice otherwise cease to exist.

          (b)  If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any Eurocurrency Reserve Requirement in respect of which an interest rate adjustment in favor of such Lender is in effect pursuant to paragraph (a) of this Section) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost (other than Taxes or amounts relating to Taxes) to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost (other than Taxes or amounts relating to Taxes) to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (c) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (d) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (b) or (c) of this Section and the determination thereof shall be delivered to the Company and shall be conclusive absent demonstrable error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (e) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16.  Break Funding Payments.  In the event of (a) the
                         -----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company or a Borrower pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (but not for any loss of Applicable Spread). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section and the determination thereof shall be delivered to the Company and shall be conclusive absent demonstrable error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17.  Taxes.  (a)  Any and all payments by or on account of
                         ------
any obligation of the Borrowers, the Company or any Subsidiary hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower,
                                                    --------
the Company or any Subsidiary shall be required by law or regulation to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower, the Company or such Subsidiary shall make such deductions and (iii) such

Borrower, the Company or any Subsidiary, as the case may be, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers, the Company and any Subsidiary shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrowers shall, jointly and severally, indemnify the Agent, each Lender and the Issuing Bank, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes required to be paid by the Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers, the Company or any Subsidiary hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. After the Agent, such Lender or the Issuing Bank learns of the imposition of such Indemnified Taxes or Other Taxes, such party will act in good faith to promptly notify the Borrowers of its obligations thereunder. A certificate setting forth in reasonable detail the amount of such payment or liability and the determination thereof delivered to the Company by a Lender or the Issuing Bank, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent demonstrable error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers, the Company or any Subsidiary to a Governmental Authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) Each Foreign Lender listed on the signature pages hereof, before it signs and delivers this Agreement (and before it becomes a Foreign Lender in the case of each other Foreign Lender) and from time to time thereafter, before the date any such form expires or becomes obsolete or invalid, shall provide the Company and the Agent with Internal Revenue Service Form 1001, 4224 or W-8 in duplicate, as appropriate, or any successor form prescribed by the Internal Revenue Service, (i) certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Foreign Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Foreign Lender,
(ii) certifying that
the income receivable pursuant to this Agreement is effectively connected with the conduct of such Lender's trade or business in the United States and exempt from United States withholding tax or (iii) claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest". Notwithstanding any other provision of this
Section 2.17(e), each such Lender shall not be required to deliver any form pursuant to this Section 2.17(e) that such Lender is not legally able to deliver
(i) at the time such Lender becomes a party to this Agreement or (ii) to the extent that such failure is due to a change in treaty, law, regulation or any action by the Borrower occurring subsequent to the date on which such form originally was required to be provided pursuant to this Section 2.17(e).

          (f) If any Foreign Lender or Participant receives a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Foreign Lender without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Foreign Lender, agrees to repay the amount paid over to the Borrower pursuant to this Section 2.17(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Foreign Lender in the event such Foreign Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
offs.  (a)  The Borrowers shall make each payment required to be made by them
-----
hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15 (other than paragraph (a) thereof), 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations
                                    --------
are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company or any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company and the Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company and the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company or the Borrowers in the amount of such participation.

          (d) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that a Borrower will not make such payment, the Agent may assume that the relevant Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.18(d) or 9.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)
                         -----------------------------------------------
If any Lender requests compensation under Section 2.15, or if the Company or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

The Company and the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15 (other than under paragraph (a) thereof), or if the Company or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written
             --------
consent of the Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed and
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder or pursuant to any other Loan Document, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or any Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          Each of the Company and the Borrowers represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers.  Each of the Company, the
                         ---------------------
Borrowers and their Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.  Authorization; Enforceability.  The Transactions to be
                         ------------------------------
entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of the Company and the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a valid and binding obligation of the Company, the Borrowers or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  Governmental Approvals; No Conflicts.  The Financing
                         -------------------------------------
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents and (ii) filing with, and approval by, the New Jersey Board of Public Utilities of the security interests in certain collateral and perfection thereof, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company, the Borrowers or any of their Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or agreement governing Indebtedness or any other agreement material to the Company and the Restricted Subsidiaries taken as a whole that is binding upon the Company, the Borrowers or any of their Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company, the Borrowers or any of their Restricted Subsidiaries, and (d) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Company, the Borrowers or any of the Restricted Subsidiaries (in the case of the BecoCom Group and the Starpower Group, under any such indenture or material agreement or otherwise to the knowledge of any Executive Officer of the Company).

          SECTION 3.04.  Financial Condition; No Material Adverse Change.   (a)
                         ------------------------------------------------
The Company has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of operations, shareholders' equity and cash flows, in each case for the Company and its consolidated Subsidiaries other than the Starpower Group, (A) as of and for the fiscal year ended December 31, 1998, reported on by PriceWaterhouseCoopers LLP ("PWC"), independent accountants, and (B) as of and for the fiscal quarter ended March 31, 1999, certified by its chief financial officer, (ii)

Starpower's consolidated balance sheet and statements of operations, shareholders' equity and cash flows (A) as and for the fiscal year ended December 31, 1998, reported on by PWC, independent accountants, and (B) as of and for the fiscal quarter ended March 31, 1999, and (iii) the unaudited consolidating balance sheet and related consolidating statement of operations for the Company and its consolidated Restricted Subsidiaries, including Starpower,(A) as of and for the fiscal year ended December 31, 1998, and (B) as of and for the fiscal quarter ended March 31, 1999, in each case certified by the Company's chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Restricted Subsidiaries and of the Starpower Group, as the case may be, as of such dates and for such periods in accordance with GAAP, in the case of the financial statements referred to in clauses (i) and (ii) and in accordance with Adjusted Accounting Principles in the case of the financial statements referred to in clause (iii), subject to year-end audit adjustments in the case of interim statements and to the absence of footnotes and other disclosures in the case of the statements referred to in
(i)(B), (ii)(B) and (iii) above.

          (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of the Company, the Borrowers or any of the Restricted Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual material long-term commitments or material unrealized losses.

          (c) Since December 31, 1998, there has been no material adverse change in the business, operations, or financial condition of the Company and its Restricted Subsidiaries, taken as a whole.

          SECTION 3.05.  Properties.  (a)  Each of the Company, the Borrowers
                         -----------
and the Restricted Subsidiaries (to the knowledge of any Executive Officer in the case of the RCN-BecoCom Group and the Starpower Group so long as they are Restricted Subsidiaries) has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for the exceptions listed in each title insurance policy relating to such Mortgaged Property minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Company, the Borrowers and the Restricted Subsidiaries (to the knowledge of any Executive

Officer in the case of the RCN-BecoCom Group and the Starpower Group so long as they are Restricted Subsidiaries) owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company, the Borrowers and the Restricted Subsidiaries (to the knowledge of any Executive Officer in the case of the RCN-BecoCom Group and the Starpower Group so long as they are Restricted Subsidiaries) does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth the address of each real property having a book value on the Effective Date in excess of $100,000 that is owned by the Company, the Borrowers or any of the Company Group Subsidiaries as of the Effective Date after giving effect to the Financing Transactions.

          (d) As of the Effective Date, neither the Company, the Borrowers nor any of the Company Group Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. As of the Effective Date, neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

          SECTION 3.06.  Litigation and Environmental Matters.  (a) There are no
                         -------------------------------------
actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company or the Borrowers, threatened against or affecting the Company, the Borrowers or any of the Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company, the Borrowers, any of their Subsidiaries (in the case of the RCN-BecoCom Group and the Starpower Group so long as they are Restricted Subsidiaries, to the knowledge of any Executive Officer) (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          SECTION 3.07.  Compliance with Laws and Agreements.  Each of the
                         ------------------------------------
Company, the Borrowers and their Subsidiaries (to the knowledge of any Executive Officer in the case of the RCN-BecoCom Group and the Starpower Group so long as they are Restricted Subsidiaries), is in compliance with all laws, regulation and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08.  Investment and Holding Company Status.  Neither the
                         --------------------------------------
Company, the Borrowers nor any of the Restricted Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.  Taxes.  Each of the Company, the Borrowers and their
                         ------
Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company, a Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably
                         ------
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11.  Disclosure.  The Company has disclosed to the Lenders
                         -----------
all agreements, instruments and corporate or other restrictions to which the Company, the Borrowers or any of the Restricted Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information delivered by or on behalf of any Loan Party to the Agent or any Lender pursuant to this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the
            --------
Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.  Subsidiaries.  As of the date hereof, the Company does
                         -------------
not have any subsidiaries other than the Borrowers and the Borrowers' Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Company in, each Subsidiary of the Company (including each Joint Venture Subsidiary) and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

          SECTION 3.13.  Insurance.  The Company believes that the insurance
                         ----------
maintained by or on behalf of the Company, the Borrowers and the Restricted Subsidiaries is adequate.

          SECTION 3.14.  Labor Matters.  As of the Effective Date, there are no
                         --------------
strikes, lockouts or slowdowns against the Company, the Borrowers or any Restricted Subsidiary (to the knowledge of any Executive Officer in the case of the RCN-BecoCom Group and the Starpower Group so long as they are Restricted Subsidiaries), pending or, to the knowledge of the Company or the Borrowers, threatened. All significant payments due from the Company, the Borrowers or any Restricted Subsidiary, or for which any significant claim may be made against the Company, the Borrowers or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company, the Borrowers or a Restricted Subsidiary so long as they are Restricted Subsidiaries (to the knowledge of any Executive Officer in the case of the RCN-BecoCom Group and the Starpower Group). The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement binding upon the Company, the Borrowers or any Restricted Subsidiary (to the knowledge of any Executive Officer in the case of the RCN-BecoCom Group and the

Starpower Group so long as they are Restricted Subsidiaries).

          SECTION 3.15. Intellectual Property.  Each of the Company and its
                        ---------------------
Restricted Subsidiaries owns, or is licensed to use, all intellectual property necessary for the conduct of its business as currently conducted except for any failure to so own or license intellectual property which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending against the Company or any Restricted Subsidiary challenging or questioning the use of any intellectual property by it or the validity or effectiveness of any intellectual property used by it, except for any claims, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of intellectual property by the Company or any Restricted Subsidiary does not infringe on the rights of any person in any material respect and in any manner which could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.16.  Year 2000.  The Company has reviewed the areas within
                         ----------
its consolidated business and operations that could be adversely affected by, and has developed or is developing a plan to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company and its Restricted Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on the Company's review and plan and any Executive Officer's knowledge of Starpower's review and plan, the Company reasonably believes that the "Year 2000 Problem" and the costs associated therewith will not have a Material Adverse Effect.

          SECTION 3.17.  Security Interests.  (a) When executed and delivered,
                         ------------------
the Pledge Agreement will be effective to create in favor of the Agent for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Agent thereunder together with instruments of transfer duly endorsed in blank, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person.

          (b) The Security Agreement is effective to create in favor of the Agent for the ratable benefit of the Secured

Parties a valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than the Intellectual Property (as defined in the Security Agreement), in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

          (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by
Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

          (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Agent for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.17, the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

                                  ARTICLE IV

                                  Conditions
                                  ----------

          SECTION 4.01.  Effective Date.  The obligations of the Lenders to make
                         ---------------
Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders and dated the Effective Date) of each of (i) Davis Polk & Wardwell, counsel for the Company and the Borrowers, substantially in the form of Exhibit D-2, (ii) the general counsel of the Company substantially in the form of Exhibit D-1 and (iii) local counsel in each jurisdiction where a Mortgaged Property or Credit Party not covered by the foregoing opinions is located, in form and substance reasonably satisfactory to the Agent, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties or the Loan Documents as the Required Lenders shall reasonably request. The Company and the Borrowers hereby request such counsel to deliver such opinions.

          (c) The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Financing Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Financing Transactions, all in form and substance satisfactory to the Agent and its counsel.

          (d) The Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Agent shall have received counterparts of the Security Documents signed on behalf of the Company, the Borrowers and each Subsidiary Loan Party, together with the following:

               (i) certificates representing all the outstanding shares of capital stock or other Equity Interests owned as of the Effective Date by the Company or by any Significant Subsidiary of the Company, including each Borrower, in each Significant Subsidiary, including each Borrower, and each Joint Venture Subsidiary other than Starpower and its subsidiaries, JuniorNet, Megacable, HomeLink and Intertainer (except that stock certificates representing shares of common stock of a Foreign Subsidiary may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), and stock powers and instruments of transfer, endorsed in blank, with respect to such certificates;

               (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement or Pledge Agreement; and

               (iii) a completed Perfection Certificate relating to the Loan Parties dated the Effective Date and signed by an executive officer or Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or will be released on the Effective Date;

          (g) The Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property signed on behalf of the record owner of such Mortgaged Property (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, or a binding commitment to provide the same, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by
     Section 6.02, together with such endorsements, coinsurance and reinsurance as is available at commercially reasonable rates and the Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts and appraisals as currently exist and as the Agent or the Required Lenders may reasonably request.

          (h) The Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

          (i) The Agent shall have received evidence satisfactory to it that the existing bank credit facilities of Subsidiaries of the Company have been terminated, that all outstanding payment obligations thereunder have been paid in full and that any Liens securing such bank credit facilities have been released.

The Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on June 15, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02.  Each Credit Event.  The obligation of each Lender to
                         ------------------
make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Borrowers covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other Information.  The
                         -------------------------------------------
Company will furnish to the Agent, with sufficient copies for each Lender:

          (a) within 105 days after the end of each fiscal year of the Company,
     (i) its audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such year, and (ii) as long as Starpower is an unconsolidated (for GAAP purposes) Restricted Subsidiary the audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of Starpower as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PWC or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit other than qualifications relating to pre-acquisition financial statements of acquired entities and statements of reliance on another accounting firm) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries or of Starpower and its consolidated subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP consistently applied and (iii) an unaudited consolidating balance sheet and related unaudited consolidating statement of operations of the Company and its Subsidiaries, including Starpower (so long as it is a Restricted Subsidiary) and each Unrestricted Subsidiary, as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Financial Officer as having been prepared in accordance with Adjusted Accounting Principles.

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) its consolidated balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, (ii) the consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of Starpower as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and (iii) the consolidating balance sheet and related consolidating statement of operations of the Company and each of its Subsidiaries, including Starpower (so long as it is a Restricted Subsidiary) and each

     Unrestricted Subsidiary, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, certified, in the case of the statements referred to in clause
     (i) and (iii), by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, in the case of the financial statements referred to in clauses
     (i) and (ii), and Adjusted Accounting Principles, in the case of the financial statements referred to in clause (iii), consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and other disclosures;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred, and is continuing specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 as of the last day of the relevant fiscal quarter or fiscal year, as applicable, in respect of which the Company is delivering such reports and (iii) stating whether any change in Adjusted Accounting Principles or GAAP, as the case may be, or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a)(i) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default that has occurred and is continuing (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) prior to the commencement of each fiscal year of the Company, a detailed consolidated budget for such fiscal year covering the Company and the Restricted Subsidiaries (including a projected consolidated balance sheet for the Company and the Restricted Subsidiaries and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials other than those relating to employee benefit plans filed by the Company, the Borrowers or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

          (g) promptly following any request therefor, using reasonable best efforts to obtain information with respect to Starpower, such other information regarding the operations, business affairs and financial condition of the Company, the Borrowers or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events.  The Company will furnish
                         ---------------------------
to the Agent and the Agent will furnish to each Lender prompt written notice of the following after any Executive Officer of the Company obtains knowledge thereof:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Company, the Borrowers or any Affiliate thereof that, in the reasonable judgment of the Company, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

          (d) any other development that has resulted in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Information Regarding Collateral.  (a)  The Company
                         ---------------------------------
will furnish to the Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of a significant portion of its business or in the ownership of significant properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless it shall have given the Collateral Agent 10 days notice of such change and shall promptly make all filings under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Company shall deliver to the Agent a certificate of a legal officer of the Company (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, (other than in real estate records (except in the case of Mortgaged Properties) and other than fixture filings requiring metes and bounds descriptions) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04.  Existence; Conduct of Business.  Each of the Company
                         -------------------------------
and the Borrowers will, and will cause (or in the case of Starpower so long as it is a Restricted Subsidiary, use its reasonable best efforts to cause) each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names which, in the

Company's judgment, are material to the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole; provided that the foregoing
                                                   --------
shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05.  Payment of Obligations.  Each of the Company and the
                         -----------------------
Borrowers will, and will cause (or in the case of Starpower so long as it is a Restricted Subsidiary, use its reasonable best efforts to cause) each of its Restricted Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except (i) where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company, the Borrowers or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (ii) the failure to make any such payments would not result in aggregate liability in excess of $10,000,000.

          SECTION 5.06.  Maintenance of Properties.  Each of the Company and the
                         --------------------------
Borrowers will, and will cause (or in the case of Starpower so long as it is a Restricted Subsidiary, use its reasonable best efforts to cause) each of its Restricted Subsidiaries to keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07.  Insurance.  Each of the Company and the Borrowers will,
                         ----------
and will cause (or in the case of Starpower so long as it is a Restricted Subsidiary, use its reasonable best efforts to cause) each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurance companies (a) insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses and (b) all insurance required to be maintained pursuant to the Security Documents. The Company will furnish to the Lenders, upon request of the Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08.  Casualty and Condemnation.   The Company (a) will
                         --------------------------
furnish to the Agent prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

          SECTION 5.09.  Books and Records; Inspection and Audit Rights.  Each
                         -----------------------------------------------
of the Company and the Borrowers will, and will cause (or in the case of Starpower so long as it is a Restricted Subsidiary, use its reasonable best efforts to cause) each of their Subsidiaries to keep proper books of record and account in which in all material respects full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of the Company and the Borrowers will, and will cause (or in the case of Starpower so long as it is a Restricted Subsidiary, use its reasonable best efforts to cause) each of their Subsidiaries to permit any representatives designated by the Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (with representatives of the Company present), all at such reasonable times and as often as reasonably requested.

          SECTION 5.10.  Compliance with Laws.  Each of the Company and the
                         ---------------------
Borrowers will, and will cause (or in the case of Starpower so long as it is a Restricted Subsidiary, use its reasonable best efforts to cause) each of the Restricted Subsidiaries to comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11.  Use of Proceeds and Letters of Credit. (a)  The
                         --------------------------------------
proceeds of GC Revolving Borrowings and the issuance of letters of credit shall be used to refinance the existing secured bank credit facilities of the Company's Subsidiaries, to fund working capital needs and for general corporate purposes of the Borrowers and their Subsidiaries. The proceeds of TA Revolving Borrowings shall be used by the Borrowers and their Subsidiaries solely to finance the construction, expansion, development or acquisition of Telecommunications Assets.

          (b) The proceeds of Term Borrowings will be used by the Borrowers and their Subsidiaries solely to fund the construction, expansion, development or acquisition of Telecommunications Assets.

          (c) The Borrowers will not effect any TA Revolving Borrowing on any date on or after October 15, 2002, unless the Revolving Loans comprising such Borrowing are permitted to be incurred on such date as fully secured Indebtedness (in accordance with the provisions of this Agreement and the Security Documents) under the provisions of each indenture or other agreement governing then-outstanding Indebtedness of the Company and its Subsidiaries. The Borrowers will not use the proceeds of any Loans hereunder in a manner inconsistent with the status of such Loans as permitted Indebtedness, secured in the manner contemplated hereby and by the Security Documents, under each indenture or other agreement governing outstanding Indebtedness of the Company and its Restricted Subsidiaries.

          SECTION 5.12.  Additional Subsidiaries.  If any additional Significant
                         ------------------------
Subsidiary is formed or acquired after the Effective Date, the Company will notify the Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, the Company will cause such Subsidiary to become a party to the Security Documents within ten Business Days after such Restricted Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Agent or the Required Lenders shall reasonably request and (b) if any Equity Interest in or Indebtedness of such Subsidiary is owned by or on behalf of any Loan Party, the Company will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged pursuant to the Security Documents within 10 Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

          SECTION 5.13.  Further Assurances.  (a) Each of the Company and the
                         -------------------
Borrowers will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings (which, except in the case of Mortgaged Properties, do not require metes and bounds descriptions or filing in real estate records), mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Agent or the Required Lenders may reasonably request consistent with the terms hereof and of the other Loan Documents, to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Company and the Borrowers also agree to provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any material assets (including any real property or improvements thereto or any interest therein) constituting Collateral are acquired by the Company or any Subsidiary Loan Party, including the Borrowers, after the Effective Date (other than (i) assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof, (ii) real estate other than Mortgaged Properties and (iii) Excluded Collateral (as defined in the Security Agreement)), the Company will notify the Agent thereof, and, unless the Agent otherwise agrees, the Company will, subject to legal and contractual restrictions, cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

          (c) In the event (i) the Company or any Subsidiary Loan Party forms or acquires any Joint Venture Subsidiary or acquires any other Equity Interests,
(ii) such investment exceeds $2,500,000 in the aggregate, and (iii) the consent of any other Person (other than any Governmental Authority) is required in order to permit the Equity Interests in such Joint Venture Subsidiary or such other Equity Interests to be pledged to the Agent, for the benefit of the Secured Parties, pursuant to the Security Documents, the Company and any such Subsidiary Loan Party will use their commercially reasonable best efforts to obtain all such required consents and effect such pledge as soon as practicable. At all times prior to the time (if any) when such consents are obtained and such pledge effected, the Company will cause the Equity Interests in such Joint Venture Subsidiary or such other Equity Interests held by a Loan Party to be held and owned by an Investment Subsidiary in accordance with the provisions of Section 6.02(b). Notwithstanding the foregoing or any other provision in any Loan Document, the Equity Interests of JuniorNet, HomeLink and Intertainer owned by the Loan Parties need not be held in or owned by an Investment Subsidiary.

          (d) In the event the consent of any Governmental Authority is required in order to permit any Equity Interests to be pledged to the Agent, for the benefit of the Secured Parties, pursuant to the Security Documents, the Company will use its commercially reasonable best efforts to obtain such required consent and effect such pledge as soon as practicable, provided that if such consent cannot be obtained following use of commercially reasonable best efforts, there shall be no Security Interest or Pledged Interest created in such Equity Interests under the Security Documents.

          (e) The Company will, within 30 days of the date hereof, deliver to the Agent a favorable written opinion of special regulatory counsel to the Company setting forth each jurisdiction where the consent of any Governmental Authority is required to permit any Equity Interests to be pledged pursuant to the Security Documents, in form and substance reasonably satisfactory to the Agent.

          SECTION 5.14.  Interest Rate Protection.  As promptly as practicable,
                         -------------------------
and in any event within 90 days after the Effective Date, the Company or any Loan Party or (in respect of its own Indebtedness) any other Restricted Subsidiary will enter into, and thereafter until the final maturity of all the Loans will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Agent in order to effectively maintain at least 50% of the aggregate Total Debt and preferred capital instruments of the Company and the Restricted Subsidiaries as fixed rate obligations.

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Borrowers covenants and agrees with the Lenders that:

          SECTION 6.01.  Limitations on Indebtedness.  (a) The Company will not,
                         ---------------------------
and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

     (i)  Indebtedness created under the Loan Documents;

     (ii) Indebtedness existing on the date hereof and set forth on Schedule
          6.01 attached hereto, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

    (iii) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that Indebtedness of
                                                  --------
          any Subsidiary that is not a Loan Party to the Company or any Subsidiary Loan Party shall be subject to Section 6.04;

     (iv) Guarantees by the Company of Indebtedness or operating lease payment obligations of any Subsidiary and by any Subsidiary of Indebtedness of any other Subsidiary; provided that Guarantees by the Company or any
                                --------
          Subsidiary Loan Party of

          Indebtedness or operating lease payment obligations of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

     (v) Purchase Money Indebtedness of the Company or any Restricted Subsidiary (other than Subsidiaries in the RCN-BecoCom Group or Starpower Group); provided that the sum of the aggregate principal
                            --------
          amount of Indebtedness permitted by this clause (v) and the aggregate amount of Attributable Debt in respect of sale and leaseback transactions of the Company and its Restricted Subsidiaries (other than the RCN-BecoCom Group and the Starpower Group) permitted by
          Section 6.06 shall not exceed $180,000,000 at any time outstanding;

     (vi) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that such Indebtedness exists at the time
                           --------
          such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary; and extensions, renewals or replacements of any such Indebtedness that do not increase the principal amount thereof;

    (vii) Permitted Debt of the Company; provided that such Indebtedness is
                                         --------
          permitted by Section 6.12(c) and (j) when incurred;

   (viii) other secured or unsecured Indebtedness of the Company or any Restricted Subsidiary not in excess of $25,000,000 at any time outstanding;

     (ix) Purchase Money Indebtedness of the RCN-BecoCom Group; provided that
                                                                --------
          the sum of the aggregate principal amount of the Indebtedness permitted by this clause (ix) and the aggregate amount of Attributable Debt in respect of sale and leaseback transactions of the RCN-BecoCom Group permitted by Section 6.06 shall not exceed $100,000,000 at any time outstanding;

     (x)  Purchase Money Indebtedness of the Starpower Group; provided that the
                                                              --------
          sum of the aggregate principal amount of Indebtedness permitted by this clause (x) and the aggregate amount of Attributable Debt in respect of sale and leaseback transactions of the Starpower Group permitted by Section 6.06 shall not exceed $100,000,000 at any time outstanding;

     (xi) Indebtedness of the Company and the Restricted Subsidiaries pursuant to Hedging Agreements entered into to fix the effective rate of interest on the Loans or other Indebtedness, provided such transactions are entered into to hedge actual interest rate exposures and not for the purpose of speculation.

          (b) The Company will not issue any shares of its preferred stock or other preferred Equity Interests, which are (i) mandatorily redeemable or required to be repurchased or reacquired by the Company or any Restricted Subsidiary, or which require a payment of cash dividends, in each case, prior to the date that is six months after the Tranche B Maturity Date, (ii) secured by any assets of the Company or any Restricted Subsidiary, (iii) Guaranteed by any Restricted Subsidiary or (iv) exchangeable or convertible into any Indebtedness other than Permitted Debt.

          SECTION 6.02.  Limitation on Liens.  (a) The Company will not, and
                         -------------------
will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable, other than doubtful accounts sold in lieu of collection in the ordinary course of business) or rights in respect of any thereof, except:

     (i)  Liens created under the Loan Documents;

     (ii) any Lien on any property or asset of the Company or any Restricted Subsidiary existing on the date hereof and set forth on Schedule 6.02 attached hereto; provided that (i) such Lien shall not apply to any
                           --------
          other property or asset of the Company or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

    (iii) Permitted Encumbrances;

     (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (A) such Lien is not created in
                                 --------
          contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Company or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (v) Liens, including pursuant to any Capital Lease Obligation, on fixed or capital assets acquired, constructed or improved by the Company or any Restricted Subsidiary; provided that (A) such security interests
                                 --------
          secure Indebtedness permitted by clause (v) of Section 6.01 or, in the case of the RCN-BecoCom Group or the Starpower Group, clause (ix) or
          (x), respectively, of Section 6.01, (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Company or any Restricted Subsidiary; and

     (vi) Liens consisting of customary options, calls, puts or restrictions on transfer relating to Equity Interests of Joint Venture Subsidiaries and arising under joint venture arrangements with other holders (other than the Company and its Affiliates) of such Equity Interests;

    (vii) other Liens (not relating to Equity Interests of Subsidiaries or investments in Megacable, JuniorNet, HomeLink or Intertainer) securing Indebtedness otherwise permitted by Section 6.01(viii).

          (b) The Company and the Borrowers will not permit RCN International Holdings, Inc., RCN Telecom Services of Washington D.C., Inc. or any other Investment Subsidiary holding any Equity Interest not subject to a Lien under the Security Documents to incur, assume or permit to exist any Indebtedness or operating lease obligations (other than under the Subsidiary Guarantee Agreement and the other Loan Documents to which it is party and, in the case of RCN International Holdings, Inc., other than intercompany Indebtedness outstanding on the date of this Agreement) or to engage in any business or activities other than acting as a holding company for its Subsidiaries and holding other Equity Interests and investments. The Company and the Borrowers will not permit any Equity Interest of Megacable or Starpower owned by the Company or any Restricted Subsidiary to be held by any Subsidiary other than RCN International Holdings, Inc., or RCN Telecom Services of Washington D.C., Inc., respectively, each of which shall remain a Restricted Subsidiary and an Investment Subsidiary hereunder.

          SECTION 6.03.  Fundamental Changes. (a) The Company will not, and will
                         --------------------
not permit any Restricted Subsidiary (other than RCN-BecoCom, Starpower and their subsidiaries) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Default attributable to such action shall have occurred and be continuing, (i) any Person other than a Loan Party or an Unrestricted Subsidiary may merge into or consolidate with the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary (including a Borrower) other than an Unrestricted Subsidiary may merge with or into or consolidate with a Borrower in a transaction in which such Borrower is the surviving corporation (or the surviving corporation concurrently becomes a Borrower hereunder and assumes all outstanding obligations of the predecessor Borrower pursuant to a written agreement reasonably satisfactory to the Agent and its counsel), (iii) any Person other than an Unrestricted Subsidiary may merge with or into any Restricted Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and (except in the case of a Foreign Subsidiary) a Subsidiary Loan Party, (iv) a Borrower or any Subsidiary may merge with or into or consolidate with any other Person in a transaction effecting a sale, transfer or other disposition of such Borrower or Subsidiary in accordance with and permitted by Section 6.05(c), and (v) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that, in each case above, any such merger involving a Person that is
--------
not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and Section 6.12(m).

          (b) The Company will not permit RCN-BecoCom or Starpower to merge with or into or consolidate with any other Person if as a result thereof RCN-BecoCom or Starpower would cease to be a Restricted Subsidiary hereunder unless:

     (i) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such transaction;

     (ii) after giving effect to such transaction, the Company would be in compliance with each of the covenants set forth in Section 6.12 calculated on a pro forma basis as if such transaction had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b); and

    (iii) the Company has delivered to the Agent (x) written notice of such transaction and (y) a certificate, dated the effective date of such transaction, of an Executive Officer stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with Section 6.12 in accordance with paragraph (ii) above.

          (c) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          (d) The Company will not engage in any business or activity other than the ownership of shares of capital stock or other Equity Interests in its Subsidiaries and other securities permitted as investments hereunder and activities (including financing activities but excluding the conduct of an operating business) incidental thereto.

          SECTION 6.04. Investments, Loans, Advances, Guarantees and
                        --------------------------------------------
Acquisitions.  The Company will not, and will not permit any of its Restricted
------------
Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

     (a)  Permitted Investments;

     (b) investments existing on the date hereof and set forth on Schedule 6.04 attached hereto;

     (c) investments by the Company and its Restricted Subsidiaries in Equity Interests in Subsidiaries that are Wholly Owned Subsidiaries and Loan Parties both before and after such investments; provided that any such
                                                          --------
          Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement;

     (d) investments by the Company and its Restricted Subsidiaries in Equity Interests of then-existing Subsidiaries (including Foreign-Subsidiaries) or Joint Venture Subsidiaries that are not Loan Parties; provided that (i) any such Equity Interests held by a Loan Party shall
          --------
          be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary) and
          (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (other than such investments permitted by clauses (a), (e), (l) and (n) of this Section) shall not exceed $100,000,000 at any time outstanding;

     (e) additional investments made after the date hereof by the Company or its Restricted Subsidiaries in RCN-BecoCom and Starpower (i) pursuant to binding commitments in effect on the date hereof not in excess of $150,000,000 in the aggregate and (ii) other than pursuant to such existing commitments in an aggregate amount not in excess of $100,000,000;

     (f) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary; provided that
                                                                 --------
          (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the extent required by the Pledge Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

     (g) Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of
          --------
          Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above;

     (h)  Capital Expenditures made in accordance with Section 6.12(m);

     (i) loans by the Company to the Employee Stock Ownership Plan of the Company, the proceeds of which are utilized to purchase not more than 2,000,000 shares of the Company's common stock (such number of shares to be adjusted to reflect stock splits, stock dividends, stock combinations and similar events);

     (j) investments, including acquisitions, to the extent the consideration paid therefor consists of capital stock of the Company or which are made with proceeds from the issuance of capital stock of the Company (to the extent not previously used for other purposes (other than temporary repayment of Revolving Loans or investments in Permitted Investments));

     (k)  Hedging Agreements;

     (l) purchases or acquisitions of Equity Interests in Joint Venture Subsidiaries pursuant to Permitted Business Acquisitions as a result of which such Joint Venture Subsidiaries become Wholly Owned Restricted Subsidiaries of the Company; provided that each such
                                                  --------
          Subsidiary (and each Wholly Owned Subsidiary thereof) becomes a Subsidiary Loan Party and enters into the Subsidiary Guarantee Agreement, the Security Agreement, and other applicable Security Documents (including, if applicable, the Pledge Agreement);

     (m) investments by Joint Venture Subsidiaries in Persons other than Company Group Subsidiaries;

     (n) other investments in an aggregate amount not to exceed $50,000,000 (net of any return of capital or sales proceeds in respect of any such investment and valued at the time of the making thereof); and

     (o) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers, suppliers and other third parties; provided that any
                                                              --------
          transfer of assets or Equity Interests of the Company or any Restricted Subsidiary in connection therewith shall be subject to
          Section 6.05.

          SECTION 6.05.  Asset Sales. The Company will not, and will not permit
                         ------------
any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Company permit any of the Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

     (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

     (b) sales, transfers and dispositions to the Company or a Subsidiary; provided that any such sales, transfers or dispositions involving a
          --------
          Subsidiary
          that is not a Loan Party shall be made in compliance with Section
          6.09;

     (c) sales, transfers and other dispositions of assets (including Equity Interests in Joint Venture Subsidiaries and including all, but not less than all, the Equity Interests of a Wholly Owned Subsidiary or of a Borrower owned by the Company or a Restricted Subsidiary) that are not permitted by any other clause of this Section; provided that (i)
                                                             --------
          the Net Proceeds of such sale, transfer or disposition are used, to the extent required hereunder, to prepay Loans or to purchase Telecommunications Assets (including pursuant to a Permitted Business Acquisition) in accordance with the provisions of Section 2.10 (c),
          (ii) the aggregate fair market value of all consideration payable for all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) (including, without limitation, the amount of any Indebtedness assumed by the transferee or its Affiliates in connection with a sale of assets or Equity Interests) shall not exceed $100,000,000 during any fiscal year of the Company and (iii) the Company may not sell, transfer or dispose of the Equity Interests or substantially all the assets of entities representing (after giving effect to any mergers or other combinations of Borrowers) more than three initial Borrowers hereunder pursuant to this clause (c);

     (d) sales by the Company or Restricted Subsidiaries of Equity Interests of a Joint Venture Subsidiary to the extent that the fair market value of the consideration payable therefor exceeds the aggregate amount permitted under clause (c) above (such excess amount being called the "excess consideration"); provided that (i) such sales (together with
                                   --------
          any concurrent sale pursuant to clause (c) above) (x) constitute a sale of all, but not less than all, the Equity Interests of such Joint Venture Subsidiary owned by the Company and the Restricted Subsidiaries and (y) are made to other holders (other than the Company and its Affiliates) of Equity Interests of such Joint Venture Subsidiary pursuant to binding requirements of the joint venture agreements governing such Joint Venture Subsidiary and (ii) the Company makes a prepayment of Loans pursuant to Section 2.10(c) in an aggregate amount equal to the Net Proceeds attributable to such excess consideration (it being understood that such Net Proceeds shall not be eligible for reinvestment in Telecommunications Assets in lieu of prepaying Loans);

     (e) sales, transfers and other dispositions of Equity Interests of JuniorNet, Megacable HomeLink or Intertainer; provided that the Net
                                                        --------
          Proceeds thereof are used, to the extent required hereunder to prepay Loans or to purchase Telecommunications Assets (including pursuant to a Permitted Business Acquisition) in accordance with the provisions of
          Section 2.10(c); and

     (f) any issuance by Joint Venture Subsidiaries of additional Equity Interests (i) to Persons other than the Company and its Restricted Subsidiaries or (ii) to the Company and its Restricted Subsidiaries, provided such investment by the Company or its Restricted Subsidiaries is permitted by Section 6.04;

provided that all sales, transfers, leases and other dispositions permitted
--------
hereby (other than those among Loan Parties permitted by clause (b) above) shall be made for fair value.

          SECTION 6.06. Sale and Leaseback Transactions.  The Company will not,
                        -------------------------------
and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 270 days after the Company or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; provided that (i) the sum of the aggregate
                                --------
amount of Attributable Debt in respect of all such sale and leaseback transactions of the Company and its Restricted Subsidiaries other than the Starpower Group and the RCN-BecoCom Group and the aggregate amount of Indebtedness permitted by paragraph (a)(v) of Section 6.01 shall not exceed $180,000,000 at any time outstanding, (ii) the sum of the aggregate amount of Attributable Debt in respect of all such sale and leaseback transactions of the Starpower Group and the aggregate amount of Indebtedness permitted by paragraph
(a)(x) of Section 6.01 shall not exceed $100,000,000 at any time outstanding, and (iii) the sum of the aggregate amount of Attributable Debt in respect of all such sale and leaseback transactions of the RCN-BecoCom Group and the aggregate amount of Indebtedness permitted by paragraph (a)(ix) of Section 6.01 shall not exceed $100,000,000 at any time outstanding.

          SECTION 6.07.  Hedging Agreements.  The Company will not, and will not
                         -------------------
permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08. Restricted Payments; Payments of Indebtedness.  The
                        ---------------------------------------------
Company will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock or rights to acquire shares of its capital stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Company may make Restricted Payments (including open-market or other repurchases of stock of the Company), not exceeding $25,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of the Company and its Subsidiaries; (iv) the Company may make Restricted Payments for the purchase or acquisition of Equity Interests in any Subsidiary (including any Joint Venture Subsidiary); provided that such Restricted Payment
                                          --------
is made in compliance with Section 6.04(c), (d), (e), (j), (l) or (n) hereof;
(v) purchases or acquisitions of Equity Interests of Joint Venture Subsidiaries resulting in such Subsidiaries becoming Wholly Owned Subsidiaries and Subsidiary Loan Parties in accordance with Section 6.04(l), and (vi) other Restricted Payments in an aggregate amount not exceeding $2,000,000 in any fiscal year.

          The Company will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

     (i)  payment of Indebtedness created under the Loan Documents;

     (ii) payment of intercompany Indebtedness among the Company and its Subsidiaries;

     (iii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

     (iv)    refinancings of Indebtedness to the extent permitted by Section
             6.01;

     (v) payment of secured Indebtedness that becomes due as a result of the casualty, condemnation, voluntary sale or transfer of the property or assets securing such Indebtedness;

     (vi) refinancings or repayments of acquired Indebtedness permitted pursuant to paragraph (a)(vi) of Section 6.01 which are (x) effected solely pursuant to the issuance of Permitted Debt or capital stock of the Company and (y) consummated or made within 180 days of the acquisition of the Restricted Subsidiary giving rise to such acquired Indebtedness;

     (vii) payment of Indebtedness under Hedging Agreements in connection with the termination (including early termination) of such Hedging Agreements by the Company or a Restricted Subsidiary in the ordinary course of business; and

     (viii) mandatory prepayments by Joint Venture Subsidiaries of Indebtedness incurred in compliance with the provisions of Sections 6.01 and
             6.02 if applicable and any applicable provisions of the Company Indentures.

             SECTION 6.09. Transactions with Affiliates. The Company will not,
                           ----------------------------
and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Company or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company, the Borrowers and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08 and (d) transactions required to be effected pursuant to, and on terms provided for in, existing agreements (as in effect on the date hereof) listed in Schedule 6.09 attached hereto.

            SECTION 6.10.  Restrictive Agreements. Neither the Company nor the
                           -----------------------
Borrowers will, nor will they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company, the Borrowers or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to
                             --------
restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions under agreements existing on the date hereof identified on Schedule 6.10 attached hereto (but shall apply to any amendment or modification expanding the scope of any such restriction or condition) or to restrictions or conditions under any agreement that refinances or replaces such an agreement, provided that such restrictions
                                               --------
or conditions are not more restrictive than those included in the agreement being refinanced or replaced, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to customary encumbrances or restrictions applicable to a Joint Venture Subsidiary that is contained in a "Permitted Credit Facility" (as such term is defined in the Company Indentures) to which such Joint Venture Subsidiary is party and which encumbrances or restrictions otherwise comply with the provisions of the Company Indentures applicable to encumbrances or other restrictions entered into by "Restricted Affiliates" (as such term is defined in the Company Indentures) and (vii) the foregoing shall not apply to restrictions and conditions applicable to any Joint Venture Subsidiary contained in any joint venture agreement relating to the ability of such Joint Venture Subsidiary to create or permit to exist any security interest in any Equity Interests of such Joint Venture Subsidiary.

          SECTION 6.11.  Designation of Unrestricted Subsidiaries.  The Company
                         -----------------------------------------
will not designate any Subsidiary (other than a newly created Subsidiary in which no investment has previously been made) as an "Unrestricted Subsidiary") under this agreement (a "Designation") unless:

     (i) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

     (ii) after giving effect to such Designation, the Company would be in compliance with each of the covenants set forth in Section 6.12 calculated on a pro forma basis as if such Designation had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b); and

     (iii) the Company has delivered to the Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of an Executive Officer stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with
            Section 6.12 in accordance with paragraph (ii) above.

Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or
(y) to the extent permitted under Section 6.01 and Section 6.04 hereof. Each Designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary, be merged with or into the Company or a Restricted Subsidiary or liquidate into or transfer substantially all its assets to the Company or a Restricted Subsidiary.

            SECTION 6.12.  Financial Covenants.  The Company and the Borrowers
                           --------------------
will not:

            (a)  Minimum Cash Balances. Permit cash and cash equivalents on hand
                 ----------------------
     plus actual availability under the Revolving Facility to be less than [Redacted] on the last day of any fiscal quarter ending at any time before January 1, 2003.

            (b)  Maximum Senior Secured Debt to Adjusted Total Capitalization.
                 ------------------------------------------------------------
     Permit the ratio of Senior Secured Debt to Adjusted Total Capitalization to exceed (i)35% on the last day of any fiscal quarter ending on or prior to June 30, 2000 and (ii) 30% on the last day of any fiscal quarter ending on or after July 1, 2000 and prior to April 1, 2002.

          (c)  Maximum Total Debt to Adjusted Total Capitalization. Permit Total
               ---------------------------------------------------
     Debt minus the Cash Adjustment to exceed 75% of Adjusted Total Capitalization on the last day of any fiscal quarter ending prior to October 1, 2002.

          (d)  Homes Passed. Permit the number of Homes Passed at the end of any
               ------------
     fiscal quarter ending on the date set forth below to be less than the number set forth opposite such date:

             Fiscal Quarter Ending                       Minimum Homes Passed
             ---------------------                       --------------------

       June 30, 1999                                             [Redacted]
       September 30, 1999                                        [Redacted]
       December 31, 1999                                         [Redacted]
       March 31, 2000                                            [Redacted]
       June 30, 2000                                             [Redacted]
       September 30, 2000                                        [Redacted]
       December 31, 2000                                         [Redacted]
       March 31, 2001                                            [Redacted]
       June 30, 2001                                             [Redacted]
       September 30, 2001                                        [Redacted]
       December 31, 2001                                         [Redacted]

          (e)  Minimum Consolidated Revenue. Permit Consolidated Revenue for any
               ----------------------------
     period of four consecutive fiscal quarters ending on a date set forth below to be less than the amount set forth opposite such date:

             Fiscal Quarter Ending                             Minimum
             ---------------------                             -------
                                                         Consolidated Revenue
                                                         --------------------

       June 30, 1999                                             $[Redacted]
       September 30, 1999                                         [Redacted]
       December 31, 1999                                          [Redacted]
       March 31, 2000                                             [Redacted]
       June 30, 2000                                              [Redacted]
       September 30, 2000                                         [Redacted]
       December 31, 2000                                          [Redacted]
       March 31, 2001                                             [Redacted]
       June 30, 2001                                              [Redacted]
       September 30, 2001                                         [Redacted]
       December 31, 2001                                          [Redacted]


          (f)  Minimum On-Net Connections.  Permit On-Net Connections at the end
               ---------------------------
     of any fiscal quarter ending on a date set forth below to be less than the number set forth opposite such date:

             Fiscal Quarter Ending                 Minimum On-Net
             ---------------------                 Connections
                                                   --------------

       June 30, 1999                                [Redacted]
       September 30, 1999                           [Redacted]
       December 31, 1999                            [Redacted]
       March 31, 2000                               [Redacted]
       June 30, 2000                                [Redacted]
       September 30, 2000                           [Redacted]
       December 31, 2000                            [Redacted]
       March 31, 2001                               [Redacted]
       June 30, 2001                                [Redacted]
       September 30, 2001                           [Redacted]
       December 31, 2001                            [Redacted]

          (g)  Maximum Cumulative Negative EBITDA.  Permit cumulative negative
               -----------------------------------
     EBITDA from the period commencing with the first day of the first fiscal quarter ending on or after the date of this Agreement to the last day of each fiscal quarter ending during a period set forth below to exceed (i.e.,
                                                                           ---
     be a greater negative number than) the amount set forth below for such period:

              Period                                             Maximum
              ------                                             -------
                                                                Cumulative
                                                                ----------
                                                                 Negative
                                                                 --------
                                                                  EBITDA
                                                                  ------
June 30, 1999 through December 31, 1999                        [Redacted]
January 1, 2000 through December 31, 2001                      [Redacted]

          (h)  Minimum Annualized EBITDA. Permit Annualized EBITDA determined as
               -------------------------
     of any date set forth below to be less than the amount set forth opposite such date below:

             Date                              Minimum
             ----                              -------
                                              Annualized
                                              ----------
                                                EBITDA
                                                ------

       September 30, 2001                     [Redacted]
       December 31, 2001                      [Redacted]
       March 31, 2002                         [Redacted]


          (i)  Maximum Senior Secured Debt to Annualized EBITDA.  Permit the
               ------------------------------------------------
     ratio of (i) Senior Secured Debt outstanding on any day from and including
     (A) the last day of any fiscal quarter ending on the dates or during the periods set forth below through (B) the day immediately preceding the last day of the immediately following fiscal quarter to (ii) Annualized EBITDA determined as of the date referred to in clause (i)(A) above to exceed the ratio set forth below opposite such date:

             Fiscal Quarter Ending          Maximum Ratio
             ---------------------          -------------

       June 30, 2002                          5.00 to 1
       September 30, 2002                     5.00 to 1

       December 31, 2002                             [Redacted]
       January 1, 2003 and thereafter                [Redacted]

          (j) Maximum Total Debt to Annualized EBITDA.  Permit the ratio of (i)
              ----------------------------------------
     Total Debt, minus the Cash Adjustment, outstanding on any day from and including (A) the last day of any fiscal quarter ending on December 31, 2002 or thereafter in the years set forth below through (B) the day immediately preceding the last day of the immediately following fiscal quarter to (ii) Annualized EBITDA determined as of the date referred to in clause (i)(A) above to exceed the ratio set forth below opposite such date or period:

          Fiscal Quarter Ending on
          ------------------------
                 or During                                   Maximum Ratio
                 ---------                                   -------------
                   December 31, 2002                           10.00 to 1
Fiscal Year ending December 31, 2003                           10.00 to 1
Fiscal Year ending December 31, 2004                            8.00 to 1
Fiscal Year ending December 31, 2005                            6.00 to 1
Fiscal Year ending December 31, 2006                            5.50 to 1
Fiscal Year ending December 31, 2007                            5.00 to 1

          (k) Interest Coverage Ratio.  Permit the ratio of (i) Annualized
              ------------------------
     EBITDA determined as of the last day of any fiscal quarter ending on the date or in the years set forth below to (ii) Annualized Cash Interest Expense determined as of the last day of such fiscal quarter to be less than the ratio set forth below opposite such date or period:

          Fiscal Quarter Ending on
          ------------------------
                 or During                                   Maximum Ratio
                 ---------                                   -------------
                   December 31, 2001                           1.25 to 1
                   March 31, 2002                              1.25 to 1
                   June 30, 2002                               1.25 to 1
                   September 30, 2002                          1.50 to 1
                   December 31, 2002                           1.50 to 1
Fiscal Year ending December 31, 2003                           1.50 to 1
Fiscal Year ending December 31, 2004                           1.75 to 1
Fiscal Year ending December 31, 2005                           2.00 to 1
Fiscal Year ending December 31, 2006                           2.00 to 1
Fiscal Year ending December 31, 2007                           2.00 to 1

          (l) Minimum Fixed Charge Coverage Ratio.  Permit the ratio of (i)
              ------------------------------------
     Annualized EBITDA determined as of the last day of any fiscal quarter ending on or after

     December 31, 2001 to (ii) Annualized Fixed Charges determined as of such date to be less than 1.00 to 1 in respect of any such fiscal quarter ending at any time from December 31, 2001 to and including June 30, 2002 and 1.20 to 1 in respect of any such fiscal quarter ending thereafter.

          (m) Maximum Capital Expenditures.  Permit Capital Expenditures of the
              -----------------------------
     Company and its Restricted Subsidiaries for any fiscal year to exceed the amount set forth below opposite such year:

           Fiscal Year Ending                              Maximum Capital
           ------------------                               Expenditures
                                                           ---------------
            December 31, 1999                                [Redacted]
            December 31, 2000                                [Redacted]
            December 31, 2001                                [Redacted]
            December 31, 2002                                [Redacted]
            December 31, 2003                                [Redacted]
            December 31, 2004                                [Redacted]
            December 31, 2005                                [Redacted]
            December 31, 2006                                [Redacted]
            December 31, 2007                                [Redacted]

     Amounts not expended in any fiscal year may be carried over to subsequent fiscal years. Notwithstanding the foregoing, in the event and whenever the Company and the Restricted Subsidiaries, at any time prior to the second anniversary of the date of this Agreement, have made Capital Expenditures in the maximum amounts permitted by the table set forth above (after giving effect to any carryover from a previous fiscal year), the Company and the Restricted Subsidiaries may make additional Capital Expenditures prior to such second anniversary in an aggregate amount not in excess of $500,000,000. Any portion of such $500,000,000 basket not utilized by the second anniversary of the date of this Agreement shall expire and not be carried forward to any subsequent period.

                                  ARTICLE VII

                               Events of Default
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower or other Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days, in the case of interest or fees, and 10 days after notice of nonpayment has been given to the Company by the Agent or any Lender, in the case of other amounts;

          (c) any representation or warranty made or deemed made by or on behalf of the Company, the Borrowers or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Company or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Company or any Borrower) or in Article VI (except with respect to Sections 6.03(b), 6.09 and 6.10 of such Article);

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Agent to the Company (which notice will be given at the request of any Lender);

          (f) the Company, the Borrowers or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g)
                                               --------
     shall not apply to (i) secured Indebtedness that becomes due as a result of the casualty, condemnation, voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) Indebtedness of a Joint Venture Subsidiary that becomes due as a result of mandatory prepayments from excess cash flow, equity issuances or assets sales of such Joint Venture Subsidiary required pursuant to a "Permitted Credit Facility" (as such term is defined in the Company Indentures) under which such Indebtedness was incurred;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, a Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, a Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Company, a Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Company, a Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Company, any Borrower, any Restricted Subsidiary, or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company, a Borrower or any Restricted Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

          (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company or a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Company or any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.


                                 ARTICLE VIII

                                   The Agent
                                   ---------

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company, the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

          The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, the Borrowers or any of the Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Company, the Borrowers or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

          The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Company or a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          Subject to the appointment and acceptance of a successor the Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company in writing. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

          SECTION 9.01.  Notices.  Except in the case of notices and other
                         --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to Company or any Borrower, to it in care of the Company at RCN Corporation, 105 Carnegie Center, Princeton, New Jersey 08540, telecopy:
     (212) 450-4800, Attention of Mr. Bruce Godfrey, Chief Financial Officer, (Telecopy No. 609-951-8637);

          (b) if to the Agent, or the Issuing Banks, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Christopher Riggio (Telecopy No.
     (212) 552-5700), with a copy to The Chase Manhattan

     Bank, 270 Park Avenue, New York, New York 10017, Attention of John Huber (Telecopy No. (212) 270-4584);

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery. Each Borrower hereby irrevocably authorizes and appoints the Company as its agent to give and receive any notices on its behalf under this Agreement and each other Loan Document, and any such notice given or received by the Company on behalf of any Borrower shall be fully effective as if given or received by such Borrower at such time, regardless of such Borrower's actual knowledge thereof.

          SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by the
                         --------------------
Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided
                                                                        --------
that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such

Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release the Company or any Subsidiary Loan Party from its Guarantee under a Guarantee Agreement (except as expressly provided in such Guarantee Agreement or by Section 9.15 hereof), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments (including without limitation prepayment fees) due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend,
                        ----------------
modify or otherwise affect the rights or duties of the Agent, or the Issuing Bank without the prior written consent of the Agent, or an Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders and Tranche B Lenders), the Tranche A Lenders (but not the Revolving Lenders and Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders and Tranche A Lenders) may be effected by an agreement or agreements in writing entered into by the Company, the Borrowers and a majority in interest of the affected Class of Lenders. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Borrowers, the Required Lenders and the Agent (and, if its rights or obligations are affected thereby, an

Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrowers
                         -----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) upon the occurrence and during the continuation of an Event of Default, all out-of-pocket expenses incurred by the Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrowers shall, without duplication on a joint and several basis, indemnify the Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all
 ----------
losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, whether such claim, litigation, investigation or proceeding is based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to
--------
the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Agent or the Issuing Bank under paragraph (a) or (b) of this Section each Lender severally agrees to pay to the Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss,
                    --------
claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, neither the Company nor any of the Borrowers shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this
                         -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that neither the Company nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i)
                                                          --------
except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender, each of the Company and the Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC, the Issuing Bank) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Company shall not be required for any
          --------
assignment that occurs at any time when an Event of Default pursuant to paragraphs (h) and (i) of Article VII hereof shall have occurred and be continuing, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Company and the Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this

Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register
                                     --------
shall be conclusive, and Company, the Borrowers, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Company, the Borrowers, the Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's
                            -----------
rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's
                                       --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Borrowers, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Company and the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant complies, for the benefit of the Company, with Section 2.17(e) as though it were a Lender.

          (g) Without notice to or consent from the Agent or the Company, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05.  Survival.  All covenants, agreements, representations
                         ---------
and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06.  Counterparts; Integration; Effectiveness.  This
                         -----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.  Severability.  Any provision of this Agreement held to
                         -------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.  Right of Setoff.  If an Event of Default shall have
                         ----------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company or any Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such deposits may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process.  (a)  This Agreement shall be construed in accordance with and governed
--------
by the law of the State of New York.

          (b) Each of the Company and the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company, the Borrowers or its properties in the courts of any jurisdiction.

          (c) Each of the Company and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process by registered or certified mail, return receipt requested. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                         ---------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.  Headings.  Article and Section headings and the Table
                         ---------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.  Confidentiality.  Each of the  Agent, the Issuing Bank
                         ----------------
and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' and its Related Funds' directors, officers, employees and agents, including accountants, legal counsel and other advisors (other than securities analysts) or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to be bound by the provisions of this Section 9.12) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) provided that such assignee or Participant, or such prospective assignee or Participant agrees in writing to be bound by the confidentiality provisions of this Section 9.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or the Borrowers. For the purposes of this Section, "Information" means all information received from
                               -----------
the Company or the Borrowers relating to the Company or the Borrowers or their business, other than any such information that is available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company or the Borrowers; provided that, in the case of information received
                          --------
from the Company or the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13.  Liability of Borrowers.  The Borrowers are engaged as
                         -----------------------
an integrated group in the telecommunications businesses conducted by them, and each Borrower expects to derive benefit, directly or indirectly, from the credit extended by the Lenders hereunder, both in its individual capacity and as a member of such integrated group. Each Borrower will be jointly and severally liable for the payment of all Obligations incurred under this Agreement and the other Loan Documents, including all obligations in respect of principal, interest, reimbursement of LC Disbursements, the posting of cash Collateral, fees, expense reimbursements and indemnities. If, in any action or proceeding before any court of competent jurisdiction under any state or Federal bankruptcy, insolvency, reorganization or similar law affecting the rights of creditors generally, the joint and several obligations of any Borrower in respect of the Obligations would otherwise, taking into account the provisions of the Indemnity, Subrogation and Contribution Agreement and other rights of such Borrower under applicable law, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of other senior creditors of such Borrower, on account of the amount of such Borrower's liability in respect of the Obligations, then, notwithstanding any provision hereof to the contrary, the amount of such liability shall be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other senior creditors, as determined by such court in such action or proceeding.

          SECTION 9.14.  Interest Rate Limitation.  Notwithstanding anything
                         -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.15.  Release of Subsidiaries and Borrowers.  (a) If (i) the
                         --------------------------------------
Agent receives a certificate from the chief executive officer, the chief financial officer or treasurer of the Company certifying as of the date of that certificate that, after the consummation of the transaction or series of transactions described in reasonable detail satisfactory to the Agent in such certificate on such date, the Subsidiary Loan Party or Borrower, as the case may be, identified in such certificate will no longer be a Subsidiary of the Company, (ii) such transactions are consummated on such date in accordance with and without violating the provisions of this Agreement or any other Loan Document, and (iii) in the case of a Borrower, any outstanding Letters of Credit issued for the account of such Borrower have been, or arrangements are in place for them to be, terminated, then (x) such Subsidiary's Guarantee shall automatically terminate and such Subsidiary shall cease to be a party to any Loan Document or (y) such Borrower shall automatically cease to be a party to this Agreement and the other Loan Documents.

          (b) No such termination or cessation shall release, reduce, or otherwise adversely affect the obligations of any other Loan Party under this Agreement, any other Guarantee, or any other Loan Document, all of which obligations continue to remain in full force and effect.

          (c) The Lenders shall, at the Company's expense execute such documents as the Company may reasonably request to evidence such termination or cessation, as the case may be.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


RCN CORPORATION,

by
_________________________
Name:
Title:


RCN TELECOM SERVICES OF
PENNSYLVANIA, INC.

by
_________________________
Name:
Title:

                                         RCN CABLE SYSTEMS, INC.,

                                         by
                                         ________________________________
                                         Name:
                                         Title:


                                         JAVA NET, INC.,

                                         by
                                         ________________________________
                                         Name:
                                         Title:


                                         RCN FINANCIAL MANAGEMENT, INC.,

                                         by
                                         ________________________________
                                         Name:
                                         Title:

                                         UNET HOLDING, INC.,

                                         by
                                         ________________________________
                                         Name:
                                         Title:


                                         INTERPORT COMMUNICATIONS CORP.,

                                         by
                                         ________________________________
                                         Name:
                                         Title:


                                         ENET HOLDING, INC.,

                                         by
                                         ________________________________
                                         Name:
                                         Title: